Exhibit 10.45








                           SECOND AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT

                                  by and among

                       ADVANCED TECHNICAL PRODUCTS, INC.,

                                  ALCORE, INC.,

                         TECHNICAL PRODUCTS GROUP, INC.,

                            MARION PROPERTIES, INC.,

                            DELAND PROPERTIES, INC.,

                                       and

                            LINCOLN PROPERTIES, INC.

                                   as Borrower

                           FLEET CAPITAL CORPORATION,

                              as Agent and a Lender

                                       and

                                CERTAIN LENDERS,

                                   as Lenders

                          Dated as of October 10, 2000

                        $27,000,000 Revolving Credit Loan

                            $16,635,428.56 Term Loan

                          $2,588,216.69 Equipment Loan


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                                TABLE OF CONTENTS

SECTION 1.        CREDIT FACILITY.................................................................................2

         1.1      Revolving Credit Loans..........................................................................2
                  1.1.1     Loans and Reserves....................................................................2
                  1.1.2     Use of Proceeds.......................................................................2
                  1.1.3     Discretionary Advances................................................................2
         1.2      Term and Equipment Loan.........................................................................3
                  1.2.1     Term Loan.............................................................................3
                  1.2.2     Equipment Loan........................................................................3
         1.3      Adjustments Generally...........................................................................3
         1.4      Notes...........................................................................................4
         1.5      Letters of Credit; LC Guaranties................................................................4
         1.6      All Loans to Constitute One Obligation..........................................................4
         1.7      Joint and Several Liability; Rights of Contribution.............................................4
         1.8      Structure of Credit Facility....................................................................6

SECTION 2.        INTEREST, FEES AND CHARGES......................................................................6

         2.1      Interest........................................................................................6
                  2.1.1     Rates of Interest.....................................................................6
                  2.1.2     Default Rate of Interest..............................................................6
                  2.1.3     Maximum Interest......................................................................7
         2.2      Computation of Interest and Fees................................................................8
         2.3      Lender Fees.....................................................................................8
                  2.3.1     Letter of Credit and LC Guaranty Fees.................................................8
                  2.3.2     Commitment Fee........................................................................9
                  2.3.3     Audit and Appraisal Fees..............................................................9
         2.4      Reimbursement of Expenses.......................................................................9
         2.5      Bank Charges....................................................................................9

SECTION 3.        LOAN ADMINISTRATION............................................................................10

         3.1      Manner of Borrowing Revolving Credit Loans.....................................................10
                  3.1.1     Loan Requests........................................................................10
                  3.1.2     Disbursement.........................................................................11
                  3.1.3     Authorization........................................................................11
         3.2      Payments.......................................................................................11
                  3.2.1     Principal............................................................................11
                  3.2.2     Interest.............................................................................12
                  3.2.3     Costs, Fees and Charges..............................................................12
                  3.2.4     Other Obligations....................................................................12
         3.3      Mandatory Prepayments..........................................................................12
                  3.3.1     Proceeds of Sale, Loss, Destruction or Condemnation of Collateral....................12
                  3.3.2     Excess Cash Flow Recapture...........................................................13
         3.4      Optional Prepayments...........................................................................13
         3.5      Application of Payments and Collections........................................................13
         3.6      Loan Account...................................................................................14
         3.7      Statements of Account..........................................................................14
         3.8      Additional Provisions Regarding Eurodollar Loans...............................................14
         3.9      Capital Adequacy and Other Adjustments.........................................................14
         3.10     Taxes..........................................................................................15
         3.11     Required Termination and Prepayment............................................................16
         3.12     Compensation...................................................................................17
         3.13     Booking of Eurodollar Loans....................................................................17
         3.14     Assumptions Concerning Funding of Eurodollar Loans.............................................17
         3.15     Optional Prepayment/Replacement of Agent or Lenders in Respect of Increased Costs..............17

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
SECTION 4.        TERM AND TERMINATION...........................................................................18

         4.1      Term of Agreement..............................................................................18
         4.2      Termination....................................................................................18
                  4.2.1     Termination by Lender................................................................18
                  4.2.2     Termination by Borrower..............................................................18
                  4.2.3     Termination Charges..................................................................18
                  4.2.4     Effect of Termination................................................................19

SECTION 5.        SECURITY INTERESTS.............................................................................19

         5.1      Security Interest in Collateral................................................................19
         5.2      Cross-Collateralization........................................................................20
         5.3      Lien Perfection; Further Assurances............................................................20
         5.4      Lien on Realty; Collateral Assignments of Leases...............................................20

SECTION 6.        COLLATERAL ADMINISTRATION......................................................................21

         6.1      General........................................................................................21
                  6.1.1     Location of Collateral...............................................................21
                  6.1.2     Insurance of Collateral..............................................................21
                  6.1.3     Protection of Collateral.............................................................22
         6.2      Administration of Accounts.....................................................................22
                  6.2.1     Records, Schedules and Assignments of Accounts.......................................22
                  6.2.2     Discounts, Allowances, Disputes......................................................22
                  6.2.3     Taxes................................................................................23
                  6.2.4     Account Verification.................................................................23
                  6.2.5     Maintenance of Dominion Account......................................................23
                  6.2.6     Collection of Accounts; Proceeds of Collateral.......................................23
         6.3      Administration of Inventory....................................................................24
                  6.3.1     Records and Reports of Inventory.....................................................24
                  6.3.2     Returns of Inventory.................................................................24
         6.4      Administration of Equipment....................................................................24
                  6.4.1     Records and Schedules of Equipment...................................................24
                  6.4.2     Dispositions of Equipment............................................................24
                  6.4.3     Condition of Equipment...............................................................25
         6.5      Payment of Charges.............................................................................25

SECTION 7.        REPRESENTATIONS AND WARRANTIES.................................................................25

         7.1      General Representations and Warranties.........................................................25
                  7.1.1     Organization and Qualification.......................................................25
                  7.1.2     Corporate Power and Authority........................................................25
                  7.1.3     Legally Enforceable Agreement........................................................26
                  7.1.4     Capital Structure....................................................................26
                  7.1.5     Corporate Names......................................................................26
                  7.1.6     Business Locations; Agent for Process................................................26
                  7.1.7     Title to Properties; Priority of Liens...............................................26
                  7.1.8     Accounts.............................................................................27
                  7.1.9     Financial Statements; Fiscal Year....................................................28
                  7.1.10    Full Disclosure......................................................................28
                  7.1.11    Solvent Financial Condition..........................................................28
                  7.1.12    Surety Obligations...................................................................28
                  7.1.13    Taxes................................................................................28
                  7.1.14    Brokers..............................................................................29
                  7.1.15    Patents, Trademarks, Copyrights and Licenses.........................................29

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
                  7.1.16    Governmental Consents................................................................29
                  7.1.17    Compliance with Laws.................................................................29
                  7.1.18    Restrictions.........................................................................29
                  7.1.19    Litigation...........................................................................29
                  7.1.20    No Defaults..........................................................................30
                  7.1.21    Leases...............................................................................30
                  7.1.22    Pension Plans........................................................................30
                  7.1.23    Trade Relations......................................................................30
                  7.1.24    Labor Relations......................................................................30
         7.2      Continuous Nature of Representations and Warranties............................................31
         7.3      Survival of Representations and Warranties; Subsidiaries.......................................31

SECTION 8.        COVENANTS AND CONTINUING AGREEMENTS............................................................31

         8.1      Affirmative Covenants..........................................................................31
                  8.1.1     Visits and Inspections...............................................................31
                  8.1.2     Notices..............................................................................31
                  8.1.3     Financial Statements.................................................................32
                  8.1.4     Landlord and Storage Agreements......................................................33
                  8.1.5     Guarantor Financial Statements.......................................................33
                  8.1.6     Projections..........................................................................33
                  8.1.7     Taxes................................................................................33
                  8.1.8     Compliance with Laws.................................................................33
                  8.1.9     Insurance............................................................................34
                  8.1.10    Backlog Reports......................................................................34
         8.2      Negative Covenants.............................................................................34
                  8.2.1     Mergers; Consolidations; Acquisitions................................................34
                  8.2.2     Loans................................................................................34
                  8.2.3     Total Indebtedness...................................................................34
                  8.2.4     Affiliate Transactions...............................................................35
                  8.2.5     Limitation on Liens..................................................................35
                  8.2.6     Subordinated Debt....................................................................36
                  8.2.7     Distributions........................................................................36
                  8.2.8     Disposition of Assets................................................................37
                  8.2.9     Stock of Subsidiaries................................................................37
                  8.2.10    Bill-and-Hold Sales, Etc.............................................................37
                  8.2.11    Restricted Investment................................................................37
                  8.2.12    Operating Leases.....................................................................37
                  8.2.13    Tax Consolidation....................................................................37
                  8.2.14    Compliance with Assignment of Claims Act.............................................37
                  8.2.15    Alcore Investment Account............................................................38
         8.3      Specific Financial Covenants...................................................................38
                  8.3.1     Fixed Charge Ratio...................................................................38
                  8.3.2     Interest Coverage Ratio..............................................................39
                  8.3.3     Adjusted Tangible Net Worth..........................................................39
                  8.3.4     Senior Indebtedness to EBITDA........................................................39
                  8.3.5     Capital Expenditures.................................................................40

SECTION 9.        CONDITIONS PRECEDENT...........................................................................40

         9.1      Documentation..................................................................................40
         9.2      No Default.....................................................................................41
         9.3      Other Loan Documents...........................................................................41
         9.4      Evidence of Perfection and Priority of Liens in Collateral.....................................41
         9.5      Articles of Incorporation......................................................................41
         9.6      Good Standing Certificates.....................................................................41


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
         9.7      Opinion Letter.................................................................................41
         9.8      Insurance......................................................................................41
         9.9      Disbursement Letter............................................................................41
         9.10     Title Insurance Policies.......................................................................41
         9.11     No Litigation..................................................................................42
         9.12     Stock Pledge Agreements........................................................................42

SECTION 10.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT...................................................42

         10.1     Events of Default..............................................................................42
                  10.1.1    Payment of Notes.....................................................................42
                  10.1.2    Payment of Other Obligations.........................................................42
                  10.1.3    Misrepresentations...................................................................42
                  10.1.4    Breach of Specific Covenants.........................................................42
                  10.1.5    Breach of Other Covenants............................................................42
                  10.1.6    Default Under Security Documents/Other Agreements....................................43
                  10.1.7    Other Defaults.......................................................................43
                  10.1.8    Uninsured Losses.....................................................................43
                  10.1.9    Adverse Changes......................................................................43
                  10.1.10   Insolvency and Related Proceedings...................................................43
                  10.1.11   Business Disruption; Condemnation....................................................43
                  10.1.12   Change of Ownership..................................................................44
                  10.1.13   ERISA................................................................................44
                  10.1.14   Challenge to Agreement...............................................................44
                  10.1.15   Repudiation of or Default Under Guaranty Agreement...................................44
                  10.1.16   Criminal Forfeiture..................................................................44
                  10.1.17   Judgments............................................................................44
                  10.1.18   Dominion Account.....................................................................44
                  10.1.19   Subordinated Debt....................................................................44
         10.2     Acceleration of the Obligations................................................................45
         10.3     Other Remedies.................................................................................45
         10.4     Remedies Cumulative; No Waiver.................................................................46

SECTION 11.  ASSIGNMENTS AND PARTICIPATIONS; AGENT...............................................................47

         11.1     Assignments and Participations in Loans........................................................47
         11.2     Agent..........................................................................................48
         11.3     Consents.......................................................................................52
         11.4     Set Off and Sharing of Payments................................................................53
         11.5     Disbursement of Funds..........................................................................53
         11.6     Settlements, Payments and Information..........................................................54
         11.7     Dissemination of Information...................................................................55

SECTION 12.  MISCELLANEOUS.......................................................................................56

         12.1     The Term "Borrower" or "Borrowers..............................................................56
         12.2     Power of Attorney..............................................................................56
         12.3     Indemnity......................................................................................57
         12.4     Amendments and Waivers.........................................................................58
         12.5     Severability...................................................................................59
         12.6     Successors and Assigns.........................................................................59
         12.7     Cumulative Effect; Conflict of Terms...........................................................59
         12.8     Execution in Counterparts......................................................................59
         12.9     Notice.........................................................................................59
         12.10    Lender's Consent...............................................................................60
         12.11    Credit Inquiries...............................................................................60
         12.12    Time of Essence................................................................................60


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
         12.13    Entire Agreement; Appendix A and Exhibits and Schedules........................................61
         12.14    Interpretation.................................................................................61
         12.15    GOVERNING LAW; CONSENT TO FORUM................................................................61
         12.16    WAIVERS BY BORROWER............................................................................62
         12.17    WAIVER OF CONSUMER RIGHTS......................................................................62
         12.18    ORAL AGREEMENTS INEFFECTIVE....................................................................63
         12.19    Nonapplicability of Chapter 346 of the Texas Finance Code......................................63
         12.20    Certain Matters of Construction................................................................63
         12.21    RELEASE........................................................................................63
         12.22    Confidentiality................................................................................63
         12.23    Amendment and Restatement......................................................................64
         12.24    Intercreditor Agreement........................................................................64





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                             SCHEDULES AND EXHIBITS

       Schedule 1                -            Lenders and Commitments
       Schedule 1.5              -            Letters of Credit
       Schedule 7.1.13           -            Taxes
       Schedule 8.2.10           -            Storage Arrangements

       Exhibit A-1               -            Form of Revolving Credit Note
       Exhibit A-2               -            Form of Term Note
       Exhibit A-3               -            Form of Equipment Note
       Exhibit B                 -            Business Locations
       Exhibit C                 -            Foreign Qualifications
       Exhibit D                 -            Capital Structure
       Exhibit E                 -            Corporate Names
       Exhibit F                 -            Tax Identification Numbers
       Exhibit G                 -            Intellectual Property
       Exhibit H                 -            Contracts Restricting Borrower
       Exhibit I                 -            Litigation
       Exhibit J                 -            Capitalized Leases
       Exhibit K                 -            Operating Leases
       Exhibit L                 -            Pension Plans
       Exhibit M                 -            Labor Relations
       Exhibit N                 -            Permitted Liens
       Exhibit O                 -            Permitted Indebtedness
       Exhibit P                 -            Form of Compliance Certificate
       Exhibit Q                 -            Form of Borrowing Notice
       Exhibit R                 -            Form of Lender Addition Agreement

 SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT DATED OCTOBER 10, 2000
    BY AND AMONG ADVANCED TECHNICAL PRODUCTS, INC., ALCORE, INC., TECHNICAL
             PRODUCTS GROUP, INC., MARION PROPERTIES, INC., DELAND
    PROPERTIES, INC. AND LINCOLN PROPERTIES, INC., COLLECTIVELY, AS BORROWER,
             AND FLEET CAPITAL CORPORATION, AS AGENT AND A LENDER ,
                        AND CERTAIN LENDERS, AS LENDERS


             SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

     THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made as of October 10, 2000, by and among ADVANCED TECHNICAL PRODUCTS, INC. ("ATP"), a Delaware corporation, ALCORE, INC. ("Alcore"), a Delaware corporation, TECHNICAL PRODUCTS GROUP, INC. ("Technical Products"), a Delaware corporation, MARION PROPERTIES, INC. ("Marion"), a Delaware corporation, DELAND PROPERTIES, INC. ("DeLand"), a Delaware corporation, and LINCOLN PROPERTIES, INC. ("Lincoln"), a Delaware corporation (ATP, Alcore, Technical Products, Marion, DeLand and Lincoln being referred to individually, collectively, and jointly and severally, as "Borrower"), each Borrower having an office at 200 Mansell Ct., East, Suite 505, Roswell, GA 30076, FLEET CAPITAL CORPORATION, a Rhode Island corporation ("Fleet") with an office at 5950 Sherry Lane, Suite 300, Dallas, Texas 75225, as Agent (Fleet, in such capacity, the "Agent"), and certain Lenders (as defined below). Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

     A. Borrower and Fleet have entered into that certain Amended and Restated Loan and Security Agreement dated as of March 31, 1998, as amended by that certain (1) First Amendment to Amended and Restated Loan and Security Agreement dated as of June 26, 1998, (2) Second Amendment to Amended and Restated Loan and Security Agreement dated as of March 23, 1999, (3) Third Amendment to Amended and Restated Loan and Security Agreement dated as of September 22, 1999, (4) Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of February 18, 2000, (5) Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of May 16, 2000, (6) Sixth Amendment to Amended and Restated Loan and Security Agreement dated as of May 31, 2000 and (7) Seventh Amendment to Amended and Restated Loan and Security Agreement dated as of August 14, 2000 (as amended, the "Restated Loan Agreement"), which agreement entirely amended and restated that certain Loan and Security Agreement dated as of December 27, 1996, by and among Fleet and Technical Products, Marion, DeLand and Lincoln.

     B. Borrower has requested and, subject to the terms and conditions of this Agreement, Fleet has agreed to entirely amend and restate the Restated Loan Agreement to, among other things, (1) provide for the syndication of the Agreement and the addition of certain Lenders hereto, (2) extend the maturity date applicable to the Loans, (3) provide for the extension by all Lenders of such amounts as shall be necessary for Lenders to hold the Loans in an amount equal to their respective Pro Rata Share of the Commitments, it being the intention of Borrower, Agent, and all Lenders that the Revolving Credit Loans, Letters of Credit, Term Loan(s) and Equipment Loan(s) existing under the Restated Loan Agreement as of the Closing Date shall continue, remain outstanding and not be repaid on the Closing Date, but shall be assigned and reallocated among the Lenders as provided in this Agreement and, accordingly, the Loans and Commitments are not in novation or discharge thereof and (4) allow and provide for certain other matters as hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrower covenant and agree as follows:

SECTION 1. CREDIT FACILITY

     Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lenders agree to make a credit facility of up to the Total Credit Facility, available upon Borrower's request therefor, as follows:

     1.1 Revolving Credit Loans.

          1.1.1 Loans and Reserves. Lenders agree, during the term of this Agreement and for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Revolving Credit Borrowers from time to time, as requested by Borrower in the manner set forth in Section 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time minus the LC Amount and reserves, if any. Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent shall deem necessary or appropriate, against the amount of Revolving Credit Loans which Revolving Credit Borrowers may otherwise request under this Section 1.1, including, without limitation, with respect to (a) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Revolving Credit Borrowers' business;
     (b) obsolescence of Inventory; (c) slow moving Inventory; (d) other sums chargeable against Borrower's Loan Account as Revolving Credit Loans under any section of this Agreement; (e) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any Property of Borrower; (f) all amounts of past due rent or other charges owing at such time by Borrower to any landlord of any premises where any of the Collateral is located; and (g) such other matters, events, conditions or contingencies as to which Agent, in its reasonable judgment, determines reserves should be established from time to time hereunder.

          1.1.2 Use of Proceeds. The Revolving Credit Loans shall be used solely for Borrower's general operating capital needs in a manner consistent with the provisions of this Agreement and Applicable Law. In no event shall any proceeds of any Revolving Credit Loans be used to purchase or to carry, reduce, retire or refinance any Indebtedness incurred to purchase or carry any margin stock (within the meaning of Regulation U of the Federal Reserve Board).

          1.1.3 Discretionary Advances. Notwithstanding the limitations on the maximum amount of Revolving Credit Loans set forth in Section 1.1.1 or the proviso set forth in Section 3.2.1, Agent may, in its sole discretion, (a) at any time, make Revolving Credit Loans of up to ten percent (10%) in excess of the Borrowing Base and (b) during the continuance of an Event of Default, make Revolving Credit Loans in excess of the Borrowing Base (without regard to limitation on amount) for the purpose of preserving or protecting the Collateral.

     1.2 Term and Equipment Loan.

          1.2.1 Term Loan. On the Closing Date, (a) the Existing Term Loan shall automatically, and without any action on the part of any Person, be deemed converted into the Term Loan hereunder and (b) Lenders shall take such steps, which may include the making of assignments, Loans, and such other adjustments among the Lenders, as shall be necessary and as the Agent shall reasonably direct so that after giving effect to such adjustments, Lenders shall hold the Term Loan in an amount equal to their respective Pro Rata Share of the Term Loan Commitment. On the Closing Date, all LIBOR Interest Periods under the Restated Loan Agreement in respect of the Existing Term Loan shall remain in effect, and such Loans shall continue as Eurodollar Loans hereunder. The proceeds of the Term Loan shall be used solely for purposes for which the proceeds of the Revolving Credit Loans are authorized to be used. Borrower may not reborrow any amount repaid with respect to the Term Loan.

          1.2.2 Equipment Loan. On the Closing Date, (a) the Existing Equipment Loan shall automatically, and without any action on the part of any Person, be deemed converted into the Equipment Loan hereunder and (b) Lenders shall take such steps, which may include the making of assignments, Loans, and such other adjustments among the Lenders, as shall be necessary and as the Agent shall reasonably direct so that after giving effect to such adjustments, Lenders shall hold the Existing Equipment Loan in an amount equal to their respective Pro Rata Share of the Equipment Loan Commitment. On the Closing Date, all LIBOR Interest Periods under the Restated Loan Agreement in respect of the Existing Equipment Loan shall remain in effect, and such Loans shall continue as Eurodollar Loans hereunder. The proceeds of the Equipment Loan shall be used solely for purposes for which the proceeds of the Revolving Credit Loans are authorized to be used. Borrower may not reborrow any amount repaid with respect to the Equipment Loan.

     1.3 Adjustments Generally. On the day that is three (3) Business Days prior to the Closing Date, the Agent shall notify each Lender of the amount of Loans required to be made by such Lender (if any) to Borrower on the Closing Date, and of any other assignments or adjustments that the Agent deems necessary and advisable such that after giving effect to the transactions contemplated to occur on the Closing Date, each Lender shall hold the Loans in an amount equal to its Pro Rata Share of all Revolving Credit Loans, the Term Loan and the Equipment Loan then outstanding to Borrower. The sum of the unused Commitments of all Lenders plus the outstanding amount of (a) all Revolving Credit Loans, (b) the Term Loan and (c) the Equipment Loan shall not exceed the Total Loan Commitment. Any assignments made pursuant to this Section 1.3 shall be deemed to occur hereunder automatically on the Closing Date and without any requirement for additional documentation, and in the case of any such assignment, the assigning party shall be deemed to represent and warrant to each assignee that it has not created any adverse claim upon the interest being assigned and that such interest is free and clear of any adverse claim. Each Lender hereby agrees to give effect to the instructions of the Agent to such Lender contained in the notice described above.

     1.4 Notes. Borrower shall execute and deliver, with appropriate insertions, to each Lender, (a) a Term Note to evidence Lender's Term Loan Commitment, (b) an Equipment Note to evidence Lender's Equipment Loan Commitment and (c) a Revolving Note to evidence Lender's Revolving Loan Commitment. In the event of an assignment under Section 11.1, Borrower shall, upon surrender of the assigning Lender's Notes, issue new Notes to reflect the interest held by the assigning Lender and its assignee. Each Revolving Credit Loan shall be evidenced by this Agreement, the Revolving Credit Note(s) and notations made from time to time by Agent in its books and records, including computer records. Agent shall record in its books and records, including computer records, the principal amount of the Revolving Credit Loans owing to each Lender from time to time. Agent's books and records shall constitute presumptive evidence, absent manifest error, of the accuracy of the information contained therein. Failure by Agent to make any such notation or record shall not affect the obligations of Borrower to Lenders with respect to the Revolving Credit Loans.

     1.5 Letters of Credit; LC Guaranties. Agent agrees that the Letters of Credit set forth on Schedule 1.5 hereto, previously issued by Fleet National Bank pursuant to the Restated Loan Agreement for the account of Revolving Credit Borrowers, shall remain outstanding in accordance with their respective terms and shall be deemed to be Letters of Credit issued and outstanding under this Agreement. In addition, for so long as no Default or Event of Default exists, and if requested by Borrower, to (a) issue its, or cause to be issued by its Affiliate's, standby Letters of Credit for the account of Revolving Credit Borrowers and/or (b) execute LC Guaranties by which Lender or its Affiliate shall guaranty the payment or performance by Revolving Credit Borrowers of their reimbursement obligations with respect to standby Letters of Credit; provided, that the LC Amount at any time shall not exceed $3,500,000. No Letter of Credit or LC Guaranty shall have an expiration date that is after the Termination Date. Any amounts paid by Agent under any LC Guaranty or in connection with any Letter of Credit shall be treated as Revolving Credit Loans, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolving Credit Loans. Each Lender shall be deemed to have purchased a participation in each Letter of Credit and each LC Guaranty that is issued by Agent or its Affiliate on behalf of Borrower in an amount equal to its Pro Rata Share thereof.

     1.6 All Loans to Constitute One Obligation. All Loans shall constitute one general joint and several obligation of Borrowers, and shall be secured by Agent's security interest in and Lien upon all of the Collateral, for the benefit of Lenders, and by all other security interests and Liens heretofore, now or at any time or times hereafter granted by Borrower to Agent.

     1.7 Joint and Several Liability; Rights of Contribution.

          (a) Each Borrower states and acknowledges that: (i) pursuant to this Agreement, Borrowers desire to utilize their borrowing potential on a consolidated basis to the same extent possible if they were merged into a single corporate entity and that this Agreement reflects the establishment of credit facilities which would not otherwise be available to such Borrower if each Borrower were not jointly and severally liable for payment of all of the Obligations; (ii) it has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (iii) it is both a condition precedent to the obligations of Lenders hereunder and a desire of the Borrowers that each Borrower execute and deliver to Lenders this Agreement; and (iv) Borrowers have requested and bargained for the structure and terms of and security for the advances contemplated by this Agreement.

          (b) Each Borrower hereby irrevocably and unconditionally: (i) agrees that it is jointly and severally liable to Lenders for the full and prompt payment of the Obligations and the performance by each Borrower of its obligations hereunder in accordance with the terms hereof; (ii) agrees to fully and promptly perform all of its obligations hereunder with respect to each advance of credit hereunder as if such advance had been made directly to it; and (iii) agrees as a primary obligation to indemnify Agent or Lenders on demand for and against any loss incurred by Agent or Lenders as a result of any of the obligations of any one or more of the Borrowers being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to Agent or Lenders or any Person, the amount of such loss being the amount which Agent and/or Lenders would otherwise have been entitled to recover from any one or more of the Borrowers.

          (c) It is the intent of each Borrower that the indebtedness, obligations and liability hereunder of no one of them be subject to challenge on any basis, including, without limitation, pursuant to any applicable fraudulent conveyance or fraudulent transfer laws. Accordingly, as of the date hereof, the liability of each Borrower under this Section 1.7, together with all of its other liabilities to all Persons as of the date hereof and as of any other date on which a transfer or conveyance is deemed to occur by virtue of this Agreement, calculated in amount sufficient to pay its probable net liabilities on its existing Indebtedness as the same become absolute and matured ("Dated Liabilities") is, and is to be, less than the amount of the aggregate of a fair valuation of its property as of such corresponding date ("Dated Assets"). To this end, each Borrower under this Section 1.7, (i) grants to and recognizes in each other Borrower, ratably, rights of subrogation and contribution in the amount, if any, by which the Dated Assets of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Liabilities of such Borrower or, as the case may be, (ii) acknowledges receipt of and recognizes its right to subrogation and contribution ratably from each of the other Borrowers in the amount, if any, by which the Dated Liabilities of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Assets of such Borrower under this Section 1.7. In recognizing the value of the Dated Assets and the Dated Liabilities, it is understood that Borrowers will recognize, to at least the same extent of their aggregate recognition of liabilities hereunder, their rights to subrogation and contribution hereunder. It is a material objective of this
     Section 1.7 that each Borrower recognizes rights to subrogation and contribution rather than be deemed to be insolvent (or in contemplation thereof) by reason of an arbitrary interpretation of its joint and several obligations hereunder. In addition to and not in limitation of the foregoing provisions of this Section 1.7, the Borrowers, Agent and Lenders hereby agree and acknowledge that it is the intent of each Borrower, Agent and each Lender that the obligations of each Borrower hereunder be in all respects in compliance with, and not be voidable pursuant to, applicable fraudulent conveyance and fraudulent transfer laws.

     1.8 Structure of Credit Facility. Each Borrower agrees and acknowledges that the present structure of the credit facilities detailed in this Agreement is based in part upon the financial and other information presently known to Agent and Lenders regarding each Borrower, the corporate structure of Borrowers, and the present financial condition of each Borrower. Each Borrower hereby agrees that Agent and each Lender shall have the right, in its sole credit judgment, to require that any or all of the following changes be made to these credit facilities: (a) restrict loans and advances between Borrowers, (b) establish separate lockbox and dominion accounts for Revolving Credit Borrowers and, upon and after the occurrence of a Default or Event of Default, for each other Borrower, (c) separate the Term Loans into separate term loans to such of the Borrowers as shall be determined by Agent, and (d) establish such other procedures as shall be reasonably deemed by Agent to be useful in tracking where Loans are made under this Agreement and the source of payments received by Agent on such Loans.

SECTION 2. INTEREST, FEES AND CHARGES

     2.1 Interest.

          2.1.1 Rates of Interest. The outstanding principal amount of the Loans shall bear interest at the following rates per annum (individually called, as applicable, an "Applicable Annual Rate"): (a) each Eurodollar Loan shall bear interest at a rate per annum equal to LIBOR plus the appropriate Applicable Margin then in effect for the LIBOR Interest Period applicable thereto and (b) each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the appropriate Applicable Margin then in effect for Base Rate Loans. Unless Borrower delivers a Borrowing Notice to Lender in accordance with Section 3.1.1(a) hereof irrevocably electing that all or any portion of the Loans are to bear interest at a rate based upon LIBOR, all of the Loans shall bear interest at a rate based upon the Base Rate as provided in clauses (a) and (b) of this Section 2.1.1. The rate of interest applicable to Base Rate Loans shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs.

          2.1.2 Default Rate of Interest. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest at a rate per annum equal to 2.00% above the Applicable Annual Rate or other interest rate otherwise applicable thereto (the "Default Rate").

          2.1.3 Maximum Interest.

               (a) Notwithstanding anything to the contrary in this Agreement or otherwise, (i) if at any time the amount of interest computed on the basis of the Applicable Annual Rate or the Default Rate would exceed the amount of such interest computed upon the basis of the maximum rate of interest permitted by applicable state or federal law in effect from time to time hereafter (the "Maximum Legal Rate"), the interest payable under this Agreement shall be computed upon the basis of the Maximum Legal Rate, but any subsequent reduction in the Applicable Annual Rate or Default Rate, as applicable, shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of the Applicable Annual Rate or Default Rate, as applicable; and (ii) unless preempted by federal law, the Applicable Annual Rate or Default Rate, as applicable, from time to time in effect hereunder may not exceed the "weekly ceiling" from time to time in effect under Chapter 303 of the Texas Finance Code (or, if Agent elects, the "monthly ceiling" from time to time in effect under Chapter 303 of the Texas Finance
          Code). If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Agreement than is presently allowed by applicable state or federal law, then the limitation of interest hereunder shall be increased to the maximum rate of interest allowed by applicable state or federal law as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to Agent and/or Lenders by reason thereof shall be payable in accordance with Section
          3.2.2 hereof.

               (b) Excess Interest. No agreements, conditions, provisions or stipulations contained in this Agreement or any other instrument, document or agreement between Borrower and Agent and/or any Lender or default of Borrower, or the exercise by Agent or Lenders of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement or any other Loan Document, or the arising of any contingency whatsoever, shall entitle Agent or any Lender to contract for, charge, or receive, in any event, interest exceeding the Maximum Legal Rate. In no event shall Borrower be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is contracted for, charged or received in excess of the Maximum Legal Rate ("Excess Interest"), Borrower acknowledges and stipulates that any such contract, charge, or receipt shall be the result of an accident and bona fide error, and that any Excess received by Agent and/or Lenders shall be applied, first, to reduce the principal then unpaid hereunder; second, to reduce the other Obligations; and third, returned to Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Borrower recognizes that, with fluctuations in the Applicable Annual Rate and the Maximum Legal Rate, such a result could inadvertently occur. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess Interest shall constitute the acceptance by Borrower of such Excess Interest, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Agent and/or any Lender, based in whole or in part upon contracting for, charging or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Agent and/or any Lender, all interest at any time contracted for, charged or received by Agent and/or any Lender in connection with this Agreement shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement.

               (c) Incorporation by this Reference. The provisions of Section 2.1.3(b) shall be deemed to be incorporated into every document or communication relating to the Obligations which sets forth or prescribes any account, right or claim or alleged account, right or claim of Agent and/or any Lender with respect to Borrower (or any other obligor in respect of Obligations), whether or not any provision of Section 2.1.3(b) is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the Obligations and obligations of the Borrowers (or any other obligor) asserted by Agent and/or any Lender thereunder, be automatically re-computed by the Borrowers or any obligor, and by any court considering the same, to give effect to the adjustments or credits required by Section 2.1.3(b).

     2.2 Computation of Interest and Fees. Interest, Letter of Credit and LC Guaranty Fees and unused line fees hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all items of payment received by Agent shall be deemed applied by Agent on account of the Obligations (subject to final payment of such items) one (1) Business Day after receipt by Agent of such items in Agent's account located in Chicago, Illinois, and Agent shall be deemed to have received such item of payment on the date specified in Section 3.5 hereof.

     2.3 Lender Fees.

          2.3.1 Letter of Credit and LC Guaranty Fees. Borrower shall pay to Agent, for the account of Lenders for standby Letters of Credit and LC Guaranties of standby Letters of Credit, one and one-half percent (1.50%) per annum of the aggregate face amount of such Letters of Credit and LC Guaranties outstanding from time to time during the term of this Agreement, plus all normal and customary charges associated with issuance thereof, which fees and charges shall be deemed fully earned upon issuance of each such Letter of Credit or LC Guaranty, shall be due and payable on the first Business Day of each month and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

          2.3.2 Commitment Fee. Borrower shall pay to Agent, for the account of Lenders a commitment fee equal to one-half of one percent (0.50%) per annum of the amount by which the Average Monthly Revolving Credit Loan Balance is less than the Total Revolving Credit Facility. The commitment fee shall be payable monthly, in arrears, on the first day of each calendar month hereafter.

          2.3.3 Audit and Appraisal Fees. Borrower shall reimburse Agent for all reasonable out-of-pocket costs and expenses incurred by Agent in connection with audits and appraisals of Borrower's books and records and such other matters as Agent shall deem appropriate. All such out-of-pocket expenses shall be payable on demand.

     2.4 Reimbursement of Expenses. If, at any time or times regardless of whether or not an Event of Default then exists, Agent or any Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (a) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, or any sale or attempted sale of any interest herein to any other Person; (b) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby (other than Agent's or any Lender's overhead costs and expenses associated with the day to day administration of the Loans); (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, Borrower, any Lender or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; (d) any attempt to enforce any rights of Agent or any Lender against Borrower or any other Person which may be obligated to Agent or any Lender by virtue of this Agreement or any of the other Loan Documents, including the Account Debtors; or
(e) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of Agent or any such Lender shall be charged to Borrower. All amounts chargeable to Borrower under this Section 2.4 shall be Obligations secured by all of the Collateral, shall be payable on demand to Agent or the relevant Lender, as applicable, and shall bear interest from the date such demand is made until paid in full at the rate applicable to Revolving Credit Loans from time to time. Borrower shall also reimburse Agent for expenses incurred by Agent in its administration of the Collateral to the extent and in the manner provided in
Section 6 hereof.

     2.5 Bank Charges. Borrower shall pay to Agent, on demand, any and all normal and customary fees, costs or expenses which Agent pays to a bank or other similar institution arising out of or in connection with (a) the forwarding to Borrower or any other Person on behalf of Borrower, or by Agent, of proceeds of loans made by Agent to Borrower pursuant to this Agreement and (b) the depositing for collection, by Agent, of any check or item of payment received or delivered to Agent on account of the Obligations.

SECTION 3. LOAN ADMINISTRATION

     3.1 Manner of Borrowing Revolving Credit Loans. Borrowings under the credit facility established pursuant to Section 1 hereof shall be as follows:

          3.1.1 Loan Requests.

               (a) A request for a Eurodollar Loan shall be made, or shall be deemed to be made, if Borrower gives Agent notice of its intention to borrow in the form of Exhibit Q hereto (a "Borrowing Notice"), in which notice Borrower shall specify (i) the aggregate amount of such Eurodollar Loan, (ii) the requested date of such Eurodollar Loan,
          (iii) the Applicable Annual Rate selected in accordance with Section 2.1.1, and (iv) the LIBOR Interest Period applicable thereto. If Borrower selects a Eurodollar Loan, Borrower shall give Agent the Borrowing Notice no later than 11:00 a.m. Dallas, Texas time at least two (2) Business Days prior to the requested date of the Eurodollar Loan. Notwithstanding anything herein to the contrary, Agent shall have the right to refuse to accept a request for a Eurodollar Loan and to refuse to make a Eurodollar Loan if at the date such request is made or such Eurodollar Loan is to be made there exists a Default or an Event of Default.

               (b) A request for a Base Rate Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower shall give Agent notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, no later than 11:00 a.m. Dallas, Texas time on the proposed borrowing date; provided, however, that Agent shall have the right to refuse to accept such a request or make such a Loan if at such time there exists a Default or an Event of Default; or (ii) the coming due of any amount required to be paid under this Agreement, under the Term Notes, the Equipment Notes or any of the other Loan Documents, as principal, accrued interest, fees or other charges, shall be deemed irrevocably to be a request by Borrower from Agent for a Revolving Credit Loan on the due date of, and in an aggregate amount required to pay, such principal, accrued interest, fees or other charges and the proceeds of each such Revolving Credit Loan may be disbursed by Agent by way of direct payment of the relevant Obligation and shall bear interest at the rate of interest applicable to Revolving Credit Loans (whether or not any Default, Event of Default or Out-of-Formula Condition exists at the time of or would result from such Revolving Credit Loan). As an accommodation to Borrower, Agent may permit telephonic requests for loans and electronic transmittal of instructions, authorizations, agreements or reports to Agent by Borrower. Unless Borrower specifically directs Agent in writing not to accept or act upon telephonic or electronic communications from Borrower, Agent shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Agent's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to Agent telephonically or electronically and purporting to have been sent to Agent by any individual from time to time designated by Borrower as an authorized officer and Agent shall have no duty to verify the origin or authenticity of any such communication.

          3.1.2 Disbursement. Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Loan requested, or deemed to be requested, pursuant to this Section 3.1.2 as follows: (a) the proceeds of each Loan requested under Section 3.1.1(a) or Section 3.1.1(b)(i) shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Agent from time to time or elsewhere if pursuant to a written direction from Borrower; and (b) the proceeds of each Revolving Credit Loan requested under Section 3.1.1(b)(ii) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation.

          3.1.3 Authorization. Borrower hereby irrevocably authorizes Agent, in Agent's sole discretion, to advance to Borrower, and to charge Borrower's Loan Account hereunder as a Revolving Credit Loan, a sum sufficient to pay all interest accrued on the Obligation during the immediately preceding month and to pay all costs, fees and expenses at any time owed by Borrower to Agent hereunder.

     3.2 Payments. All payments with respect to any of the Obligations shall be made to Agent, for the account of the relevant Lenders, on the date when due, in Dollars and in immediately available funds, without any offset or counterclaim. Except where evidenced by notes or other instruments issued or made by Borrower to Agent and/or any Lender specifically containing payment provisions which are in conflict with this Section 3.2 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

          3.2.1 Principal.

               (a) Revolving Credit Loans. Principal payable on account of Revolving Credit Loans shall be payable by Borrower to Agent, for the account of Lenders, immediately upon the earliest of (i) except as otherwise provided in Section 3.3 hereof, the receipt by Agent or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Agent or Requisite Lenders elect to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 4 hereof; provided, however, that if an Out-of-Formula Condition shall exist at any time, Borrower shall, on demand by Agent, repay the Obligations to the extent necessary to eliminate the Out-of-Formula Condition.

               (b) Term Loan. Principal on the Term Loan shall be due and payable quarterly, commencing on October 1, 2000 and continuing on the first day of each January, April, July and October thereafter to and including the first day of July, 2003, in installments of $693,142.86 each. The entire unpaid principal balance then outstanding, together with any and all other amounts due hereunder in respect of the Term Loan, shall be due and payable on the Termination Date, or on any earlier termination of the Loan Agreement pursuant to Section 4 hereof.

               (c) Equipment Loan. Principal on the Equipment Loan shall be due and payable monthly, commencing on October 1, 2000 and continuing on the first day of each month thereafter to and including the first day of July, 2003, in installments of $69,999.65 each. The entire unpaid principal balance then outstanding, together with any and all other amounts due hereunder in respect of the Equipment Loan, shall be due and payable on the Termination Date, or on any earlier termination of the Loan Agreement pursuant to Section 4 hereof.

          3.2.2 Interest. Interest accrued on the Loans shall be due and payable in Dollars and in immediately available funds on the earliest of (a) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (b) the occurrence of an Event of Default in consequence of which Requisite Lenders elect to accelerate the maturity and payment of the Obligations, (c) with respect to any Eurodollar Loan, the last day of the applicable LIBOR Interest Period, or (d) termination of this Agreement pursuant to Section 4 hereof.

          3.2.3 Costs, Fees and Charges. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrower as and when provided in Section 2 hereof, to Agent for its own account, or for the account of certain Lenders, or to any other Person designated by Agent or such Lender in writing.

          3.2.4 Other Obligations. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Agent and/or any Lender as and when provided in this Agreement, the Other Agreements or the Security Documents, or, if no date of payment is otherwise specified in the Loan Documents, on demand.

     3.3 Mandatory Prepayments.

          3.3.1 Proceeds of Sale, Loss, Destruction or Condemnation of Collateral. If Borrower sells any of the Equipment or real Property, or if any of the Collateral is lost or destroyed or taken by condemnation, Borrower shall pay to Agent, for the account of Lenders, unless otherwise agreed by Requisite Lenders, as and when received by Borrower and as a mandatory prepayment of either or all of the Term Loan or the Equipment Loan, as determined by Agent (or, at Agent's option, such of the other Obligations as Agent may elect), a sum equal to the net proceeds (including insurance payments) in excess of $500,000 received by Borrower from such sale, loss, destruction or condemnation; provided, however, that the net proceeds of any Collateral received by Borrower in connection with the Proposed Sales shall be applied to the Obligations as follows: (a) first, to the Term Loans and/or Equipment Loans in an amount equal to (i) in respect of the Alcore Sale, $1,300,000, or (ii) in respect of the Specialty Vehicle Sale, $2,000,000; and (b) second, to the Revolving Credit Loans. Nothing in this
     Section 3.3.1 shall authorize Borrower to sell any of the Collateral without Agent's prior written consent except as otherwise expressly provided elsewhere in this Agreement.

          3.3.2 Excess Cash Flow Recapture. Borrower shall prepay the Term Loan or, if the Term Loan has been repaid in full, the Equipment Loan in an amount equal to forty percent (40%) of the amount of Borrower's Excess Cash Flow with respect to each fiscal year of Borrower during the term hereof, commencing with the fiscal year ending December 31, 2001, with such payment being made, with respect to any fiscal year, within two (2) Business Days following the earlier to occur of (a) the due date for delivery by Borrower to Agent of its annual audited financial statements as required by Section
     8.1.3 hereof, or (b) Agent's receipt of such financial statements and the Compliance Certificate related thereto. Amounts applied to Loans pursuant to this Section 3.3 shall, without premium or penalty, be applied ratably to such Loans in inverse order of their maturities.

     3.4 Optional Prepayments. Borrower may, at its option from time to time, prepay installments of the Term Loan and the Equipment Loan with internally generated funds. Amounts applied to the Term Loan or Equipment Loan pursuant to this Section 3.4 shall be applied ratably to such Loans in inverse order of their maturities. Except for the charges payable under Section 4.2.3, hereof, in the case of the termination of this Agreement by Borrower, such prepayments shall be without premium or penalty.

     3.5 Application of Payments and Collections. All items of payment received by Agent by 12:00 noon, Dallas, Texas time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 noon, Dallas, Texas time, on any Business Day shall be deemed received on the following Business Day. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Agent or any Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Agent or any Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Agent or its agent against the Obligations, in such manner as Agent may deem advisable, notwithstanding any entry by Agent upon any of its books and records. If as the result of collections of Accounts as authorized by Section 6.2.6 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists. Such credit balance shall not be applied or be deemed to have been applied as a prepayment of the Term Loan or the Equipment Loan, except that Agent may, at its option, offset such credit balance against any of the Obligations upon and after the occurrence of an Event of Default.

     3.6 Loan Account. Each Lender shall establish an account on its books (each, a "Loan Account") and shall enter its Pro Rata Share of the Loans as debits to the Loan Account and shall also record in the respective Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Agent and received by such Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower.

     3.7 Statements of Account. Agent will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Agent shall be deemed final, binding and conclusive upon Borrower unless Agent is notified by Borrower in writing to the contrary within thirty (30) days after the date each accounting is deemed to have been sent pursuant to Section 12.9. Such notice shall only be deemed an objection to those items specifically objected to therein.

     3.8 Additional Provisions Regarding Eurodollar Loans.

          (a) Borrower may select LIBOR with respect to all or any portion of the Loans in accordance with the provisions of Section 3.1.1(a) hereof and of this Section 3.8; provided, however, that (i) each Eurodollar Loan shall be in a principal amount of not less than $2,000,000 and, if greater than $2,000,000, in integral multiples of $1,000,000, and (ii) no more than three (3) LIBOR Interest Periods in the aggregate may be in existence at any one time. Borrower shall select LIBOR Interest Periods with respect to Eurodollar Loans so that no LIBOR Interest Period expires after the end of the Stated-Termination Date. An outstanding Base Rate Loan may be converted to a Eurodollar Loan at any time subject to the provisions of this Section 3.8.

          (b) Each Eurodollar Loan shall bear interest from and including the first day of the LIBOR Interest Period applicable thereto (but not including the last day of such LIBOR Interest Period) at the interest rate determined as applicable to such Eurodollar Loan, but interest on such Eurodollar Loan shall be payable as provided in Section 3.2.2 hereof. If at the end of a LIBOR Interest Period for an outstanding Eurodollar Loan, Borrower has failed to deliver to Agent a new Borrowing Notice with respect to such Eurodollar Loan or to pay such Eurodollar Loan, then such Eurodollar Loan shall be converted to a Base Rate Loan on and after the last day of such LIBOR Interest Period and shall remain a Base Rate Loan until paid or until the effective date of a new Borrowing Notice with respect thereto.

     3.9 Capital Adequacy and Other Adjustments. In the event Agent or any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Agent or such Lender or any corporation controlling Agent or such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Agent or such Lender or any corporation controlling Agent or such Lender and thereby reducing the rate of return on Agent's or such Lender's or such corporation's capital as a consequence of its obligations hereunder, then Borrower shall from time to time within fifteen (15) days after notice and demand from such Lender (with a copy to Agent) or Agent (together with the certificate referred to in the next sentence) pay to Agent or such Lender additional amounts sufficient to compensate Agent or such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by Agent or any Lender to Borrower shall constitute presumptive evidence, absent manifest error, of the accuracy of such computation.

     3.10 Taxes.

          (a) No Deductions. Any and all payments or reimbursements made hereunder or under the Notes shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding, however, the following: taxes imposed on the net income of any Lender or Agent by the jurisdiction under the laws of which Agent or such Lender is organized or doing business or any political subdivision thereof and taxes imposed on its net income by the jurisdiction of Agent's or such Lender's applicable lending office or any political subdivision thereof (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding such taxes imposed on net income, herein "Tax Liabilities"). If Borrower shall be required by law to deduct any such Tax Liabilities from or in respect of any sum payable hereunder to Agent or any Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made.

          (b) Changes in Tax Laws. In the event that, subsequent to the Closing Date, (i) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (iii) compliance by any Lender with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality:

               (i) does or shall subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or Letters of Credit issued hereunder, or change the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of tax on the overall net income of Agent or such Lender); or

               (ii) does or shall impose on Agent or any Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein; and the result of any of the foregoing is to increase the cost to Agent or such Lender of issuing any Letter of Credit or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Agent or such Lender, upon its demand, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Agent or such Lender with respect to this Agreement or the other Loan Documents. If Agent or any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify Borrower of the event by reason of which Agent or such Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

          (c) Foreign Lenders. Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax or are subject to United States withholding tax at a reduced rate under an applicable statute or tax treaty shall provide to Borrower and Agent (i) a properly completed and executed Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to such exemption or reduced rate of withholding with respect to payments to be made to such Foreign Lender under this Agreement, or under the Notes (a "Certificate of Exemption"), or (ii) a letter from any such Foreign Lender stating that it is not entitled to any such exemption or reduced rate of withholding (a "Letter of Non-Exemption"). Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request of Borrower or Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption or a Letter of Non-Exemption to Borrower and Agent.

          If a Foreign Lender is entitled to an exemption with respect to payments to be made to such Foreign Lender under this Agreement (or to a reduced rate of withholding) and does not provide a Certificate of Exemption to Borrower and Agent within the time periods set forth in the preceding paragraph, Borrower shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and Borrower shall not be required to pay any additional amounts as a result of such withholding; provided, however, that all such withholding shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Borrower and Agent.

     3.11 Required Termination and Prepayment. If on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its Eurodollar Loans has become unlawful or impossible by compliance by that Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Lender shall promptly give notice (by telephone confirmed in writing) to Borrower and Agent of that determination. Subject to prior withdrawal of a Borrowing Notice or prepayment of Eurodollar Loans as contemplated by Section 3.15, the obligation of that Lender to make or maintain its Eurodollar Loans during any such period shall be terminated at the earlier of the termination of the LIBOR Interest Period then in effect or when required by law and Borrower shall no later than the termination of the LIBOR Interest Period in effect at the time any such determination pursuant to this Section 3.11 is made or, earlier when required by law, repay or prepay Eurodollar Loans together with all interest accrued thereon or convert Eurodollar Loans to Base Rate Loans.

     3.12 Compensation. Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amounts and which shall, absent manifest error, be conclusive and binding upon all parties hereto), for all reasonable actual losses, expenses, and liabilities for any loss sustained by such Lender in connection with any re-employment of funds arising out of: (a) any prepayment of any of its Eurodollar Loans occurs on a date that is not the last day of LIBOR Interest Period applicable to that Loan; (b) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Loan does not occur on a date specified therefor in a Borrowing Notice or a telephonic request for borrowing or conversion/continuation; (c) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by Borrower; or (d) as a consequence of any other default by Borrower to repay its Eurodollar Loans when required by the terms of this Agreement; provided, that during the period while any such amounts have not been paid, such Lender shall reserve an equal amount from amounts otherwise available to be borrowed under the Revolving Credit Loans.

     3.13 Booking of Eurodollar Loans. Each Lender may make, carry or transfer Eurodollar Loans at, to, or for the account of, any of its branch offices or the office of an affiliate of such Lender.

     3.14 Assumptions Concerning Funding of Eurodollar Loans. Calculation of all amounts payable to each Lender under Section 3.12 shall be made as though each Lender had actually funded its relevant Eurodollar Loan through the purchase of a deposit bearing interest in an amount equal to the amount of that Eurodollar Loan and having maturity comparable to the relevant LIBOR Interest Period and through the transfer of such deposit from an offshore office to a domestic office in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under
Section 3.12.

     3.15 Optional Prepayment/Replacement of Agent or Lenders in Respect of Increased Costs. Within fifteen (15) days after receipt by Borrower of written notice and demand from Agent or any Lender (an "Affected Lender") for payment of additional costs as provided in Section 3.9 or 3.10(b), Borrower may, at its option, notify Agent and such Affected Lender of its intention to do one of the following:

          (a) Borrower may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent. In the event Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell and assign its Loans and Commitments to such Replacement Lender; provided, that Borrower has reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment.

          (b) Borrower may prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender's Commitments. Borrower shall, within ninety (90) days following notice of its intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including such Affected Lender's increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment) and terminate such Affected Lender's Commitments.

SECTION 4. TERM AND TERMINATION

     4.1 Term of Agreement. Subject to Lenders' right to cease making Loans to Borrower upon or after the occurrence of any Default or Event of Default, this Agreement shall be in effect through the Termination Date.

     4.2 Termination.

          4.2.1 Termination by Lenders. Upon at least sixty (60) days prior written notice to Borrower, Requisite Lenders may terminate this Agreement as of the Termination Date and Requisite Lenders may terminate this Agreement without notice upon or after the occurrence of an Event of Default.

          4.2.2 Termination by Borrower. Upon at least sixty (60) days prior written notice to Agent, Borrower may, at its option, terminate this Agreement; provided, however, that no such termination shall be effective until Borrower has paid all of the Obligations in immediately available funds and all Letters of Credit and LC Guaranties have expired or have been cash collateralized to Agent's satisfaction. Any notice of termination given by Borrower shall be irrevocable unless Agent otherwise agrees in writing, and Agent shall not have an obligation to make any Loans or issue or procure any Letters of Credit or LC Guaranties on or after the termination date stated in such notice. Except as specifically provided in
     Section 3.4 above (with respect to optional prepayments of the Term Loan or the Equipment Loan), Borrower may elect to terminate this Agreement in its entirety only. Except as specifically provided in Section 3.4 above (with respect to optional prepayments of the Term Loan or the Equipment Loan), no section of this Agreement or type of Loan available hereunder may be terminated singly.

          4.2.3 Termination Charges. On the effective date of termination of this Agreement for any reason, Borrower shall pay to Agent, for the account of Lenders (in addition to the then outstanding principal, accrued interest and other charges owing to Lenders under the terms of this Agreement and any of the other Loan Documents), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to 1.0% of the Total Credit Facility if termination occurs during the first 12-month period following the date hereof (October 10, 2000 through October 9, 2001); 0.50% of the Total Credit Facility if termination occurs during the second 12-month period following the date hereof (October 10, 2001 through October 9, 2002); and 0.5% of the Total Credit Facility if termination occurs at any time thereafter. Notwithstanding the foregoing, if termination occurs on or thirty (30) days prior to the Termination Date, then no termination charge shall be payable.

          4.2.4 Effect of Termination. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Agent shall retain its Liens in the Collateral, for the benefit of Lenders, and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the Obligations to Lender, in full, in immediately available funds, together with the applicable termination charge, if any. Notwithstanding the payment in full of the Obligations, Agent shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Agent and/or Lenders may incur as a result of dishonored checks or other items of payment received by Agent and/or Lenders from Borrower or any Account Debtor and applied to the Obligations, Agent shall, at its option, (a) have received a written agreement, executed by Borrower and by any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such loss or damage; or (b) have retained such monetary reserves and Liens on the Collateral for such period of time as Agent, in its reasonable discretion, may deem necessary to protect Agent and/or Lenders from any such loss or damage.

SECTION 5. SECURITY INTERESTS

     5.1 Security Interest in Collateral. To secure the prompt payment and performance to Lenders of all of the Obligations, each Borrower hereby grants to Agent, for the benefit of Lenders, a continuing security interest in and Lien upon all of each Borrower's assets, including all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

          (a) All Accounts;

          (b) All Inventory;

          (c) All Equipment;

          (d) All General Intangibles;

          (e) All investment property (as defined in Section 9.115 of the Code);

          (f) All real Property;

          (g) All monies and other Property of any kind now or at any time or times hereafter in the possession or under the control of Agent or any Lender or a bailee or Affiliate of Agent or any Lender;

          (h) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (a) through (g) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

          (i) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (a) through (h) above;

provided, however, that the foregoing grant of security interest shall not include the Alcore Investment Account or any monies and/or investment property deposited and/or held therein as of the date hereof.

     5.2 Cross-Collateralization. Each Borrower agrees that the Collateral pledged by such Borrower hereunder shall secure all of the Obligations of the Borrower. Upon and after a Default or an Event of Default by any Borrower, Agent may pursue all rights and remedies that Lenders may have against all or any part of the Collateral regardless of which Borrower has legal title to such Collateral. Each Borrower hereby acknowledges that this cross-collateralization of the Collateral owned by such Borrower is in consideration of Lenders extending the credit hereunder and is mutually beneficial to each Borrower.

     5.3 Lien Perfection; Further Assurances. Borrower shall execute such UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are necessary to perfect Agent's Lien upon any of the Collateral, for the benefit of Lenders, and shall take such other action as may be required to perfect or to continue the perfection of Agent's Lien upon the Collateral. Unless prohibited by Applicable Law, Borrower hereby authorizes Agent to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Agent's request, Borrower shall also promptly execute or cause to be executed and shall deliver to Agent any and all documents, instruments and agreements deemed necessary by Agent to give effect to or carry out the terms or intent of the Loan Documents.

     5.4 Lien on Realty; Collateral Assignments of Leases. The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by each Mortgage upon all real Property of Borrower described therein. The Mortgage shall be executed by Borrower in favor of Agent, for the benefit of Lenders, and shall be duly recorded, at Borrower's expense, in each office where such recording is required to constitute a fully perfected Lien on the real Property covered thereby. Borrower shall deliver to Agent, at Borrower's expense, mortgagee title insurance policies issued by a title insurance company satisfactory to Agent, which policies shall be in form and substance satisfactory to Agent and shall insure a valid first Lien in favor of Agent on the Property covered thereby, subject only to those exceptions acceptable to Agent and its counsel. Borrower shall deliver to Agent such other documents, including all currently existing as-built survey prints of the real Property, as Agent and its counsel may request relating to the real Property subject to each Mortgage. The due and punctual payment and performance of the Obligations shall also be secured by each Collateral Assignment of Lease of the leasehold interest of Technical Products in all real Property described therein. Each Collateral Assignment of Lease shall be executed by Technical Products in favor of Agent, for the benefit of Lenders, and shall be duly recorded, at Borrower's expense, in each office where such recording is required to constitute a fully perfected Lien on the leasehold interest of Technical Products in the real Property covered thereby.

SECTION 6. COLLATERAL ADMINISTRATION

     6.1 General

          6.1.1 Location of Collateral. All tangible items of Collateral, other than Inventory in transit, motor vehicles, and investment property held in an account with a securities intermediary shall at all times be kept by Borrower and its Subsidiaries at one or more of the business locations set forth in Exhibit B hereto and shall not, without the prior written approval of Agent, be moved therefrom, except prior to an Event of Default and Agent's and/or Lenders' acceleration of the maturity of the Obligations in consequence thereof, for (a) sales of Inventory in the ordinary course of business and (b) removals in connection with dispositions of Equipment that are authorized by Section 6.4.2 hereof.

          6.1.2 Insurance of Collateral. Borrower shall maintain and pay for insurance upon all Collateral wherever located and with respect to Borrower's business, covering casualty, hazard, public liability and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Borrower shall deliver the originals or certified copies of such policies to Agent with satisfactory lender's loss payable endorsements, which policies shall name Agent, for the benefit of Lenders, as sole loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Agent may, at its option, but shall not be required to, procure the same and charge Borrower therefor. Borrower agrees to deliver to Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

          6.1.3 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales and use taxes imposed by any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by Agent and/or Lenders to any Person to realize upon any Collateral shall be borne and paid by Borrower. If

     Borrower fails to promptly pay any portion thereof when due, Agent may, at its option, but shall not be required to, pay the same and charge Borrower therefor. Neither the Agent nor any Lender shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent's or any Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at Borrower's sole risk.

     6.2 Administration of Accounts.

          6.2.1 Records, Schedules and Assignments of Accounts. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Agent on such periodic basis as Agent shall request a sales and collections report for the preceding period, in form satisfactory to Agent. On or before the twentieth day of each month from and after the date hereof, Borrower shall deliver to Agent, in form acceptable to Agent, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Agent's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Agent shall reasonably request. In addition, if Accounts in an aggregate face amount in excess of $100,000 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Accounts or otherwise established by Agent, Borrower shall notify Agent of such occurrence on the first Business Day following the day such occurrence becomes known to Borrower and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Agent, Borrower shall execute and deliver to Agent agings and formal written assignments of all of its Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

          6.2.2 Discounts, Allowances, Disputes. If Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrower shall report such discounts, allowances or credits, as the case may be, to Agent as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $100,000 are in dispute between Borrower and any Account Debtor, Borrower shall provide Agent with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. Upon and after the occurrence of an Event of Default, Agent shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Agent may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorney's fees, to Borrower.

          6.2.3 Taxes. If an Account includes a charge for any tax payable to any governmental taxing authority, Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor; provided, however, that Agent shall not be liable for any such taxes to any governmental taxing authority that may be due by Borrower.

          6.2.4 Account Verification. Whether or not a Default or an Event of Default has occurred, any of Agent's officers, employees or agents shall have the right, at any time or times hereafter, in the name of any Lender, any designee of any Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

          6.2.5 Maintenance of Dominion Account. Borrower shall maintain a Dominion Account pursuant to a lockbox arrangement acceptable to Agent with such banks as may be selected by Borrower and be acceptable to Agent; provided, however, that Borrower may, at its option, elect to terminate the Dominion Account upon providing Lender five (5) days prior written notice of its election to terminate the Dominion Account. Borrower shall issue to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of Agent, for the benefit of Lenders, and Borrower shall obtain the agreement by such banks in favor of Agent to waive any offset rights against the funds so deposited.

          6.2.6 Collection of Accounts; Proceeds of Collateral. To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Agent and Lenders. All remittances received by Borrower in respect of Accounts, together with the proceeds of any other Collateral, shall be held as Agent's property by Borrower as trustee of an express trust for Agent's benefit and Borrower shall immediately deposit same in kind in the Dominion Account. Agent retains the right at all times after the occurrence of a Default or an Event of Default to notify Account Debtors that Accounts have been assigned to Agent and to collect Accounts directly in its own name and to charge the collection costs and expenses, including reasonable attorneys' fees to Borrower.

     6.3 Administration of Inventory.

          6.3.1 Records and Reports of Inventory. Borrower shall keep accurate and complete records of its Inventory. Borrower shall furnish Lender Inventory reports in form and detail satisfactory to Agent at such times as Agent may request, but at least once each month, not later than the twentieth (20th) day of such month.

          6.3.2 Returns of Inventory. Borrower shall not return any of its Inventory to a supplier or vendor thereof, or any other Person, whether for cash, credit against future purchases or then existing payables, or otherwise, unless (a) such return is in the ordinary course of business of Borrower and such Person, (b) no Default or Event of Default exists or would result therefrom, (c) the return of such Inventory will not result in an Out-of-Formula Condition, (d) if the value of all Inventory returned in any month exceeds $250,000, Borrower promptly notifies Agent thereof, and
     (e) any payments received by Borrower in connection with any such return is promptly turned over to Agent for application to the obligations related to the Obligations related to the Loans.

     6.4 Administration of Equipment.

          6.4.1 Records and Schedules of Equipment. Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with Section
     6.4.2 hereof, and shall furnish Agent with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Agent. Immediately on request therefor by Agent, Borrower shall deliver to Agent any and all evidence of ownership, if any, of any of the Equipment.

          6.4.2 Dispositions of Equipment. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Agent; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (a) dispositions of Equipment which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of $500,000 or less, provided that all proceeds thereof are remitted to Agent for application to the Term Loan or the Equipment Loan (or, at Agent's option, such other of the Obligations as Agent may elect), (b) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value; provided, that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and Borrower shall have given Agent at least six (6) days' prior written notice of such disposition and (c) dispositions in connection with the Proposed Sales.

          6.4.3 Condition of Equipment. Borrower represents and warrants to Agent and Lenders that the Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. Borrower will not permit any of the Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Agent, and Borrower will not permit any of the Equipment to become an accession to any personal

     Property that is subject to a Lien unless the Lien is a Permitted Lien (other than a Purchase Money Lien).

     6.5 Payment of Charges. All amounts chargeable to Borrower under Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Revolving Credit Loans from time to time.

SECTION 7. REPRESENTATIONS AND WARRANTIES

     7.1 General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make advances hereunder, Borrower warrants and represents to Agent and Lenders and covenants with Agent and Lenders that:

          7.1.1 Organization and Qualification. Each Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Borrower and its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Exhibit C hereto and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

          7.1.2 Corporate Power and Authority. Each Borrower and its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the shareholders of any Borrower or any of its Subsidiaries; (b) contravene any Borrower's or any of its Subsidiaries, charter, articles or certificate of incorporation or by-laws; (c) violate, or cause any Borrower or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to any Borrower or any of its Subsidiaries; (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected; or (e) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Borrower or any of its Subsidiaries.

          7.1.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Borrower and its Subsidiaries, enforceable against them in accordance with its respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or by principles of equity pertaining to the availability of equitable remedies.

          7.1.4 Capital Structure. Exhibit D hereto states (a) the correct name of each of the Subsidiaries of each Borrower, its jurisdiction of incorporation and the percentage of its Voting Stock owned by such Borrower, (b) the name of each of each Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (c) the number, nature and holder of all outstanding Securities of each Borrower and each Subsidiary of such Borrower and (d) the number of authorized, issued and treasury shares of each Borrower and each Subsidiary of such Borrower. Each Borrower has good title to all of the shares it purports to own of the stock of each of its Subsidiaries, free and clear in each case of any Lien, other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. Except as set forth on Exhibit D, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitment or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of any Borrower or any of its Subsidiaries. There are no outstanding agreements or instruments binding upon any of Borrower's shareholders relating to the ownership of its shares of capital stock. ATP is the beneficial and legal holder of all outstanding capital stock of each of Alcore, Technical Products, Marion, DeLand and Lincoln.

          7.1.5 Corporate Names. Neither any Borrower nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names except those listed on Exhibit E hereto. Except as set forth on Exhibit E, neither any Borrower nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

          7.1.6 Business Locations; Agent for Process. Each Borrower's and its Subsidiaries' chief executive office and other places of business are as listed on Exhibit B hereto. During the preceding five-year period, neither any Borrower nor any of its Subsidiaries has had an office, place of business or agent for service of process in any state other than as listed on Exhibit B. Except as shown on Exhibit B, no Inventory of any Borrower or any of its Subsidiaries is stored with a bailee, warehouseman or similar Person, nor is any Inventory consigned to any Person.

          7.1.7 Title to Properties; Priority of Liens. Each Borrower and its Subsidiaries have good and indefeasible title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of their real Property, and good title to all of the Collateral and all of their other Property, in each case, free and clear of all Liens except Permitted Liens. Each Borrower and each of its Subsidiaries has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of such Borrower's Properties that is not a Permitted Lien. The Liens granted to Agent under Section 5 hereof are first priority Liens, subject only to Permitted Liens.

          7.1.8 Accounts. Agent and Lenders may rely, in determining which Accounts of Revolving Credit Borrowers are Eligible Accounts, on all statements and representations made by Revolving Credit Borrowers with respect to any Account or Accounts. Unless otherwise indicated in writing to Agent, with respect to each Account:

               (a) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

               (b) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by a Revolving Credit Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between such Revolving Credit Borrower and its Account Debtor;

               (c) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent;

               (d) Such Account, and Agent's security interest therein, is not subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Agent to be immaterial, and each such Account is absolutely owing to a Revolving Credit Borrower and is not contingent in any respect or for any reason;

               (e) The applicable Revolving Credit Borrower has made no agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by such Revolving Credit Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Lender pursuant to
          Section 6.2.1 hereof;

               (f) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Agent with respect thereto;

               (g) To the best of Revolving Credit Borrowers' knowledge, the Account Debtor thereunder (i) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (ii) such Account Debtor is Solvent; and

               (h) To the best of Revolving Credit Borrowers' knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

          7.1.9 Financial Statements; Fiscal Year. The Consolidated balance sheets of Borrower as of December 31, 1999, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP (excluding incentive compensation accrual), and present fairly the financial position of Borrower at such dates and the results of the operations of Borrower for such periods. Since December 31, 1999, there has been no material change in the condition, financial or otherwise, of any Borrower and no change in the aggregate value of Equipment and real Property owned by each Borrower, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse, other than as described in Exhibit I or as disclosed to Fleet in financial statements delivered in connection with the Restated Loan Agreement. The fiscal year of each Borrower ends on December 31 of each year.

          7.1.10 Full Disclosure. The financial statements referred to in
     Section 7.1.9 hereof do not, nor does this Agreement or any other written statement of any Borrower to Lenders, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact or circumstances which any Borrower has failed to disclose to Lenders in writing and which may reasonably be expected to have a Material Adverse Effect.

          7.1.11 Solvent Financial Condition. Each Borrower and its respective Subsidiaries are now and, after giving effect to the Loans to be made to be issued hereunder, at all times will be, Solvent.

          7.1.12 Surety Obligations. Neither any Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

          7.1.13 Taxes. ATP's federal tax identification number is 111581582. Alcore's federal tax identification number is 521762126. Technical Products' federal tax identification number is 76-0467373. DeLand's federal tax identification number is 76-0467374. Lincoln's federal tax identification number is 76-0467376. Marion's federal tax identification number is 76-0467375. The federal tax identification number of each of each Borrower's Subsidiaries is shown on Exhibit F hereto. Each Borrower and each of its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all Taxes upon it, its income and Properties as and when such Taxes are due and payable, except to the extent being Properly Contested or as otherwise set forth on Schedule 7.1.13. The provision for Taxes on the books of ATP and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year.

          7.1.14 Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

          7.1.15 Patents, Trademarks, Copyrights and Licenses. Each Borrower and its Subsidiaries own or possess all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of their business without any conflict with the rights of others. All such patents, trademarks, service marks, trade names, copyrights, licenses and other similar rights are listed on Exhibit G hereto.

          7.1.16 Governmental Consents. Each Borrower and its Subsidiaries have, and are in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct their business as heretofore or proposed to be conducted by them and to own or lease and operate their Properties as now owned or leased by them.

          7.1.17 Compliance with Laws. Each Borrower and its Subsidiaries have duly complied with, and their Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law and there have been no citations, notices or orders of noncompliance issued to any Borrower or any of its Subsidiaries under any such law, rule or regulation. Each of each Borrower and its Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance with all federal, state and local laws, rules and regulations applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. ss. 201 et seq.), as amended.

          7.1.18 Restrictions. Neither any Borrower nor any of its Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which has or could be reasonably expected to have a Material Adverse Effect. Neither any Borrower nor any of its Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit H hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by any Borrower or any of its Subsidiaries, as applicable.

          7.1.19 Litigation. Except as set forth on Exhibit I hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of any Borrower, threatened, against or affecting any Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of any Borrower or any of its Subsidiaries. Neither any Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

          7.1.20 No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or any Borrower's performance hereunder, constitute a Default or an Event of Default. Neither any Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

          7.1.21 Leases. Exhibit J hereto sets forth a complete listing of all capitalized leases of each Borrower and its Subsidiaries on the date hereof and Exhibit K hereto sets forth a complete listing of all operating leases of each Borrower and its Subsidiaries on the date hereof. Each of each Borrower and its Subsidiaries is in full compliance with all of the terms of each of its respective capitalized and operating leases.

          7.1.22 Pension Plans. Except as disclosed on Exhibit L hereto, neither any Borrower nor any of its Subsidiaries has any Plan on the date hereof. Each Borrower and each of its Subsidiaries is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could result in a material adverse change in the financial condition of any Borrower or any of its Subsidiaries exists in connection with any Plan. Neither any Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

          7.1.23 Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Borrower or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of such Borrower or any of its Subsidiaries, or with any material supplier, and there exists no condition or state of facts or circumstances which would materially affect adversely any Borrower or any of its Subsidiaries or prevent any Borrower or any of its Subsidiaries from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

          7.1.24 Labor Relations. Except as described on Exhibit M hereto, neither any Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement on the date hereof. On the date hereof, there are no material grievances, disputes or controversies with any union or any other organization of any Borrower's or any of its Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

     7.2 Continuous Nature of Representations and Warranties. Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of a Borrower's or its Subsidiaries' business or operations that would render the information in any exhibit attached hereto either inaccurate, incomplete or misleading, so long as Agent has consented to such changes or such changes are expressly permitted by this Agreement, and except for such representations and warranties that by their nature are limited only to a specific date in time.

     7.3 Survival of Representations and Warranties; Subsidiaries. All representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Agent and/or Lenders and the parties thereto and the closing of the transactions described therein or related thereto. For purposes of Section 7.1 and 7.2, the term "Subsidiaries" shall not include Brigantine.

SECTION 8. COVENANTS AND CONTINUING AGREEMENTS

     8.1 Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Agent or any Lender, each Borrower covenants that, unless otherwise consented to by Requisite Lenders in writing, it shall:

          8.1.1 Visits and Inspections. Permit representatives of Agent, from time to time, as often as may be reasonably requested, but only during normal business hours, to (a) visit and inspect its Properties and the Properties of each of their respective Subsidiaries, and (b) inspect, audit and make extracts from its books and records, and discuss with its officers, employees and independent accountants, its business, assets, liabilities, financial condition, business prospects and results of operations.

          8.1.2 Notices. Notify Agent and each Lender in writing (a) of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading; (b) promptly after Borrower's learning thereof, of the commencement of any litigation affecting Borrower or any of its Properties, whether or not the claim is considered by Borrower to be covered by insurance, and of the institution of any administrative proceeding which if determined adversely to Borrower, would have a Material Adverse Effect; (c) at least sixty (60) days prior thereto, of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business; (d) promptly after Borrower's learning thereof, of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound; (e) promptly after Borrower's learning thereof, of any material default by any Loan Party under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness of Borrower exceeding $500,000; (f) promptly after the occurrence thereof, of any Default or Event of Default;
     (g) promptly after the occurrence thereof, of any default by any obligor under any note or other evidence of Indebtedness payable to Borrower (other than trade receivables) in an amount exceeding $100,000; and (h) promptly after the rendition thereof, of any judgment rendered against any Loan Party in an amount exceeding $50,000.

          8.1.3 Financial Statements. Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Agent and each Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Agent and each Lender and is consistent with GAAP):

               (a) not later than ninety (90) days after the close of each fiscal year of Borrower, unqualified audited financial statements of Borrower, as of the end of such year, on a Consolidated basis (with a footnote exhibiting the consolidating information used in preparing such audited financial statements), certified by a firm of independent certified public accountants of recognized standing selected by Borrower, but acceptable to Agent (except for a qualification for a change in accounting principles with which the accountant concurs);

               (b) not later than thirty (30) days after the end of each month hereafter, including the last month of Borrower's fiscal year, unaudited interim financial statements of Borrower, as of the end of such month and of the portion of Borrower's financial year then elapsed, on a Consolidated basis, certified by the principal financial officer of ATP as prepared in accordance with GAAP (excluding incentive compensation accrual) and fairly presenting the financial position and results of Borrower on a combined basis, for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

               (c) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which ATP or any other Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which ATP or any other Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

               (d) promptly after the filing thereof, copies of any annual report to be filed in accordance with ERISA in connection with each Plan; and

               (e) such other data and information (financial and otherwise) as Agent, from time to time, may reasonably request, bearing upon or related to the Collateral or any Borrower's and each of its Subsidiaries' financial condition or results of operations.

     Concurrently with the delivery of the financial statements described in clause (a) of this Section 8.1.3, Borrower shall forward to Agent a copy of the accountants' letter to ATP's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Agent a certificate of the aforesaid certified public accountants certifying to Agent and Lenders that, based upon their examination of the financial statements of Borrower performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof, and acknowledging, in a manner satisfactory to Agent, that they are aware that Agent and Lenders are relying on such financial statements in making their decisions with respect to the Loans. Concurrently with the delivery of the financial statements described in clauses (a) and (b) of this Section 8.1.3, or more frequently if requested by Agent, Borrower shall cause to be prepared and furnished to Agent and each Lender a Compliance Certificate in the form of Exhibit P hereto executed by the chief financial officer of Borrower.

          8.1.4 Landlord and Storage Agreements. Provide Agent with copies of all agreements between any Borrower or any of its Subsidiaries and any landlord or warehouseman which owns any premises at which any Inventory may, from time to time, be kept.

          8.1.5 Guarantor Financial Statements. In addition to the financial statements of Borrower to be supplied pursuant to Section 8.1.3 hereof, deliver or cause to be delivered to Agent and each Lender financial statements for each Guarantor other than Borrower (if any), in form and substance satisfactory to Agent, at such intervals and covering such time periods as Agent may request.

          8.1.6 Projections. No later than thirty (30) days prior to the end of each fiscal year of Borrower, deliver to Agent and each Lender the budgeted Consolidated balance sheets, profit and loss statements, statement of changes and capitalization statements (all prepared on a consistent basis with the historical financial statements of Borrower, together with appropriate supporting details and a statement of underlying assumptions) for the forthcoming fiscal year, month by month, of Borrower.

          8.1.7 Taxes Pay and discharge, and cause each Subsidiary to pay and discharge, all Taxes prior to the date on which such Taxes become delinquent or penalties attach thereto, except and to the extent only that such Taxes are being Properly Contested.

          8.1.8 Compliance with Laws. Comply and cause each Subsidiary to comply, with all Applicable Law, including all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of Taxes, and all ERISA and Environmental Laws, and obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain might have a Material Adverse Effect.

          8.1.9 Insurance. In addition to the insurance required herein with respect to the Collateral, Borrower shall maintain, with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including product liability, business interruption, larceny, embezzlement, or other criminal misappropriation insurance) as is customary in the business of Borrower and in such amounts as are acceptable to Agent.

          8.1.10 Backlog Reports. In addition to all other reports and information to be supplied hereunder to Lenders, Borrower shall supply on a monthly basis to Agent and each Lender a report detailing the backlog of Revolving Credit Borrowers in satisfying its orders, such report to be in form acceptable to Lenders.

     8.2 Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to any Lender, Borrower covenants that, unless Requisite Lenders first consent thereto in writing, it will not:

          8.2.1 Mergers; Consolidations; Acquisitions. Merge or consolidate, or permit any Subsidiary of Borrower to merge or consolidate, with any Person; nor acquire, nor permit any of its Subsidiaries to acquire, all or any substantial part of the Properties of any Person.

          8.2.2 Loans. Make, or permit any of the Subsidiaries to make, any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person.

          8.2.3 Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any Indebtedness, except:

               (a) Obligations owing to Agent or Lenders;

               (b) Subordinated Debt existing on the date of this Agreement or evidenced by any debt instruments (including, without limitation, any Put Notes) hereinafter issued by ATP to Back Bay upon exercise of the Registration Put Right or the Put Option, as the case may be, in accordance with the terms of the Warrant Purchase Agreement, as in effect on the date hereof;

               (c) Indebtedness of any Subsidiary of Borrower to Borrower;

               (d) accounts payable to trade creditors and current operating expenses (other than for Money Borrowed) which are not aged more than 45 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being Properly Contested;

               (e) obligations to pay Rentals permitted by Section 8.2.12;

               (f) Permitted Purchase Money Indebtedness;

               (g) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

               (h) Indebtedness existing on the date hereof and described on Exhibit O hereto; and

               (i) Indebtedness not included in paragraphs (a) through (h) above which, as to Borrower, does not exceed at any time, in the aggregate, the sum of $500,000.

          8.2.4 Affiliate Transactions. Enter into, or be a party to, or permit any of its Subsidiaries to enter into or be a party to, any transaction with any Affiliate or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to each Lender and are no less favorable than would be obtained in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or such Subsidiary.

          8.2.5 Limitation on Liens. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

               (a) Liens at any time granted in favor of Agent, for the benefit of Lenders;

               (b) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being Properly Contested;

               (c) Liens arising in the ordinary course of its business by operation of law or regulation, but only if (i) payment in respect of any such Lien is not at the time required or (ii) the Indebtedness secured by such Lien is being Properly Contested and such Lien does not materially detract from the value of its Property or materially impair the use thereof in the operation of its business;

               (d) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

               (e) Liens securing Indebtedness of one of Borrower's Subsidiaries to Borrower or another such Subsidiary;

               (f) Rights of the United States of America or any department, agency or instrumentality thereof pursuant to the "Government Property Clause" and "Progress Payment Clause", if any, in any contract with Revolving Credit Borrowers;

               (g) such other Liens as appear on Exhibit N hereto; and

               (h) such other Liens as Requisite Lenders may hereafter approve in writing.

          8.2.6 Subordinated Debt. Make, or permit any of its Subsidiaries to make, any payment of all or any part of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt (including, but not limited to, any amendment, supplement or modification of any agreement, instrument or document evidencing any such Subordinated Debt), except in accordance with the intercreditor/subordination agreement relative thereto.

          8.2.7 Distributions. Declare or make, or permit any of its Subsidiaries to declare or make, any Distributions; provided, however, that so long as no Default or Event of Default then exists or would arise therefrom, any Borrower (other than ATP) may (a) pay dividends on its common stock for the purpose of permitting ATP to pay dividends on its preferred stock (provided, however, that the aggregate amount of all such dividends paid by all such Borrowers during any calendar year shall not exceed, in respect of the fiscal year ending December 31, 2000, $160,000, and, in respect of all other fiscal years, $80,000), and (b) pay Cash Taxes imposed or levied upon ATP, as and when due; provided, further, however, that upon the exercise of the Registration Put Right or the Put Option by Back Bay pursuant to Section 7.13(b) or 7.16, respectively, of the Warrant Purchase Agreement, ATP may pay to Back Bay the purchase price payable upon exercise of such Registration Put Right or Put Option, as the case may be, in the amount, in the form and in the manner contemplated by Sections 7.13(b) and 7.16, respectively, of the Warrant Purchase Agreement, in each case, so long as (a) no Default or Event of Default then exists or would arise therefrom, (b) after giving effect to the payment of the cash portion of such purchase price, Availability is not less than $4,000,000, and (c) after giving effect to the payment of such purchase price, Borrower will be in compliance, on a pro forma basis, with each of the financial covenants set forth in Section 8.3 hereof; provided, further, however, that in the event any debt instruments (including, without limitation, any Put Notes) are issued by ATP to Back Bay upon exercise of the Registration Put Right or the Put Option by Back Bay, ATP may make scheduled payments of principal and interest when due on such debt instruments, in any case, so long as (x) no Default or Event of Default then exists or would arise therefrom, (y) after giving effect to the payment of any such principal or interest payments, Availability is not less than $4,000,000, and (z) after giving effect to the payment of any such principal or interest payments, Borrower will be in compliance, on a pro forma basis, with each of the financial covenants set forth in Section 8.3 hereof.

          8.2.8 Disposition of Assets. Sell, lease or otherwise dispose of any of, or permit any its Subsidiaries to sell, lease or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (a) sales of Inventory in the ordinary course of business for so long as no Event of Default exists hereunder, (b) a transfer of Property to Borrower by a Subsidiary of Borrower, (c) dispositions in connection with any Proposed Sale (provided, however, that prior to the consummation of the any Proposed Sale, Agent shall have been provided with definitive documentation related to such Proposed Sale, and such documentation and the terms thereof (including, without limitation, the purchase/sales price) shall be satisfactory to Agent in its sole discretion) and (d) other dispositions expressly authorized by this Agreement.

          8.2.9 Stock of Subsidiaries. Permit any of its Subsidiaries to issue any additional shares of its capital stock, except director's qualifying shares.

          8.2.10 Bill-and-Hold Sales, Etc. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis (other than those set forth on Schedule 8.2.10); provided, however, that Revolving Credit Borrowers may make sales to the United States of America or any department, agency or instrumentality thereof, and may retain the sold goods on its premises if such goods have been approved by a government inspector having authority to approve such goods (hereinafter referred to as "Government Bill-and-Hold Goods").

          8.2.11 Restricted Investment. Make or have, or permit any of its Subsidiaries to make or have, any Restricted Investment.

          8.2.12 Operating Leases. Become, or permit any of its Subsidiaries to become, a lessee under any operating lease (other than a lease under which Borrower or any of its Subsidiaries is lessor) of Property if the aggregate Rentals payable during any current or future period of twelve (12) consecutive months under the lease in question and all other leases under which Borrower or any of its Subsidiaries is then lessee would exceed $2,000,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

          8.2.13 Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than its Subsidiaries or another Borrower.

          8.2.14 Compliance with Assignment of Claims Act. Fail to expeditiously assign to Agent, upon request of Agent, in a manner satisfactory to Agent, the right of Revolving Credit Borrowers to payment of all then existing and thereafter arising Accounts where the Account Debtor is the United States of America or any department, agency or instrumentality thereof, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. ss. 203 et seq.).

          8.2.15 Alcore Investment Account. Transfer or deposit any monies or other Property to or in the Alcore Investment Account, other than the $700,000 of cash deposited in such account prior to the date hereof.

     8.3 Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to any Lender, Borrower covenants that, unless otherwise consented to by Requisite Lenders in writing:

          8.3.1 Fixed Charge Ratio. Borrower shall maintain, on a Consolidated basis, for each time period set forth below, a Fixed Charge Ratio of not less than the ratio set forth below for each period corresponding thereto:

                              Period                                 Ratio
                              ------                                 -----

      (a)      Nine month period ending on September 30,       (a)   1.0 to 1.0
               2000, and twelve month period ending on
               December 31, 2000

      (b)      Twelve month period ending respectively on      (b)   1.10 to 1.0
               each of March 31, 2001, June 30, 2001,
               September 30, 2001, and December 31, 2001

      (c)      Twelve month period ending respectively on      (c)   1.20 to 1.0
               each of March 31, 2002, June 30, 2002,
               September 30, 2002, December 31, 2002, March
               31, 2003, and June 30, 2003

          8.3.2 Interest Coverage Ratio. Borrower shall maintain, on a Consolidated basis, for each time period set forth below, an Interest Coverage Ratio of not less than the ratio set forth below for each period corresponding thereto:

                               Period                             Ratio
                               ------                             -----

       (a)      Nine month period ending September 30, 2000    (a)  1.80 to 1.0
                and twelve month period ending
                December 31, 2000

       (b)      Twelve month period ending respectively on     (b)  2.50 to 1.0
                each of March 31, 2001, June 30, 2001,
                September 30, 2001, and December 31, 2001

       (c)      Twelve month period ending respectively on     (c)  3.00 to 1.0
                each of March 31, 2002, June 30, 2002,
                September 30, 2000, December 31, 2002, March
                31, 2003, and June 30, 2003

          8.3.3 Adjusted Tangible Net Worth. Borrower shall maintain, on a Consolidated basis, as of the end of each fiscal quarter set forth below, an Adjusted Tangible Net Worth of not less than the amount set forth below for each period corresponding thereto:

                           Date                             Amount
                           ----                             ------

     (a)   September 30, 2000                              (a)    $20,000,000

     (b)   December 31, 2000                               (b)    $22,000,000

     (c)   March 31, 2001, June 30, 2001, September 30,    (c)    $24,000,000
           2001, and December 31, 2001

     (d)   March 31, 2002, June 30, 2002, September 30,    (d)    $28,000,000
           2002, and December 31, 2002

     (e)   March 31, 2003 and June 30, 2003                (e)    $31,000,000

          8.3.4 Senior Indebtedness to EBITDA. Borrower shall maintain, on a Consolidated basis, as of the end of each fiscal quarter set forth below, a ratio of (a) Senior Indebtedness on such date to (b) Modified EBITDA of not greater than the ratio set forth below for each period corresponding thereto:

                              Date                               Ratio
                              ----                               -----

     (a)   September 30, 2000                               (a)    4.0 to 1.0

     (b)   December 31, 2000                                (b)    3.50 to 1.0

     (c)   March 31, 2001, June 30, 2001, September 30,     (c)    3.0 to 1.0
           2001, December 31, 2001, March 31, 2002,
           June 30, 2002, September 30, 2002, and
           December 31, 2002

     (d)   March 31, 2003 and June 30, 2003                 (d)    2.80 to 1.0

          8.3.5 Capital Expenditures. The Borrower shall not make Capital Expenditures (including, in connection with Capitalized Lease Obligations) which, in the aggregate, as to Borrower and its Subsidiaries, exceed the amount set forth below for each period corresponding thereto:

                        Fiscal year ending                        Amount
                        ------------------                        ------

      (a)      December 31, 2000                        (a)      $2,500,000
      (b)      December 31, 2001                        (b)      $4,000,000
      (c)      December 31, 2002                        (c)      $4,500,000
      (d)      December 31, 2003                        (d)      $5,000,000


SECTION 9. CONDITIONS PRECEDENT

     Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Agent or any Lender under the other sections of this Agreement, no Lender shall be required to make any Loan under this Agreement unless and until each of the following conditions have been and continue to be satisfied:

     9.1 Documentation. Agent shall have received, in form and substance satisfactory to Agent and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Agent and its counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Agent and its counsel.

     9.2 No Default. No Default or Event of Default shall exist.

     9.3 Other Loan Documents. Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

     9.4 Evidence of Perfection and Priority of Liens in Collateral. Agent shall have received copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Agent, for the benefit of Lenders, in the Collateral and evidence in form satisfactory to Agent that such Liens constitute valid and perfected security interests and Liens, and that there are no other Liens upon any Collateral except for Permitted Liens.

     9.5 Articles of Incorporation. Agent shall have received a copy of the Articles or Certificate of Incorporation of each Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of the jurisdiction of such Borrower's incorporation.

     9.6 Good Standing Certificates. Agent shall have received good standing certificates for each Borrower, issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's business activities or ownership of its Property necessitates qualification.

     9.7 Opinion Letter. Agent shall have received a favorable, written opinion of counsel to Borrower, as to the transactions contemplated by this Agreement, to be in form and substance satisfactory to Agent and Agent's counsel, in their sole discretion.

     9.8 Insurance. Agent shall have received copies of the casualty insurance policies of Borrower, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent, for the benefit of Lenders, as loss payee and copies of Borrower's liability insurance policies, together with endorsements naming Agent as an additional insured.

     9.9 Disbursement Letter. Agent shall have received written instructions from Borrower directing application of proceeds of the initial Loans made pursuant to this Agreement, and an initial Borrowing Base Certificate from Borrower, in form satisfactory to Agent.

     9.10 Title Insurance Policies. Agent shall have received fully paid mortgagee title insurance policies or endorsements (or binding commitments to issue the same, marked to Agent's satisfaction to evidence the form of such policies or endorsements to be delivered after the Closing Date), in standard ALTA form issued by a title insurance company satisfactory to Agent, each in an amount equal to not less than the fair market value of the real Property or leasehold interest, as the case may be, subject to the relevant Mortgage, insuring such Mortgage to create a valid Lien on all real Property and valid Liens on the leasehold interest described therein in favor of Agent, for the benefit of Lenders, with no exceptions that Agent shall not have approved in writing.

     9.11 No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

     9.12 Stock Pledge Agreements. Agent shall have received the Stock Pledge Agreements, in form and substance satisfactory to Agent, duly executed by ATP, together with all the original stock certificates issued to ATP by each of Alcore, Technical Products, Marion, DeLand and Lincoln, and together with a stock power for each such stock certificate, duly executed in blank by ATP.

SECTION 10. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

     10.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

          10.1.1 Payment of Notes. Borrower shall fail to pay any installment of principal, interest or premium, if any, owing on the Revolving Credit Notes, Term Notes or the Equipment Notes on the due date of such installment.

          10.1.2 Payment of Other Obligations. Borrower shall fail to pay any of the Obligations that are not evidenced by the Revolving Credit Notes, Term Notes or the Equipment Notes on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

          10.1.3 Misrepresentations. Any representation, warranty or other statement made or furnished to Agent or any Lender by or on behalf of any Borrower, any Subsidiary of any Borrower or Guarantor in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 7.2 hereof.

          10.1.4 Breach of Specific Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in Sections 6.1.1, 6.2, 8.1.1, 8.1.3(a), (b), (c) or (d), 8.2 or 8.3 hereof on the date that
     Borrower is required to perform, keep or observe such covenant.

          10.1.5 Breach of Other Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in this Section 10.1) and the breach of such other covenant is not cured to Requisite Lenders' satisfaction within five (5) days after the sooner to occur of Borrower's receipt of notice of such breach from Agent or the date on which such failure or neglect first becomes known to any officer of Borrower.

          10.1.6 Default Under Security Documents/Other Agreements. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents or the Other Agreements and such default shall continue beyond any applicable grace period.

          10.1.7 Other Defaults. There shall occur any default or event of default on the part of Borrower under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any Indebtedness (other than the Obligations or Subordinated Debt) if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

          10.1.8 Uninsured Losses. Any material loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Agent shall have permitted) by insurance.

          10.1.9 Adverse Changes. There shall occur any material adverse change in the financial condition or business prospects of the Loan Parties, taken as a whole.

          10.1.10 Insolvency and Related Proceedings. Any Loan Party shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against any Loan Party under the Bankruptcy Code (if against a Loan Party, the continuation of such proceeding for more than thirty (30) days), or any Loan Party shall make any offer of settlement, extension or composition to such Loan Party's unsecured creditors generally.

          10.1.11 Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of any Borrower, any Subsidiary of any Borrower or any Guarantor for a period which significantly affects such Borrower's or such Guarantor's capacity to continue its business, on a profitable basis; or any Borrower, any Subsidiary of any Borrower or any Guarantor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by such Borrower or such Guarantor which could reasonably be expected to have a Material Adverse Effect; or any Borrower or any Guarantor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which any Borrower or any Guarantor leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any material part of the Collateral shall be taken through condemnation or the value of such Property shall be materially impaired through condemnation.

          10.1.12 Change of Ownership. ATP shall cease to own and control, beneficially and of record, 100% of the issued and outstanding capital stock of each of Alcore, Technical Products, Marion, DeLand and Lincoln.

          10.1.13 ERISA. A Reportable Event shall occur which Agent, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Borrower, any Subsidiary of any Borrower or any Guarantor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Borrower's, such Subsidiary's or such Guarantor's complete or partial withdrawal from such Plan.

          10.1.14 Challenge to Agreement. Any Borrower, any Subsidiary of any Borrower or any Guarantor, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agent.

          10.1.15 Repudiation of or Default Under Guaranty Agreement. Any Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof.

          10.1.16 Criminal Forfeiture. Any Borrower, any Subsidiary of any Borrower or any Guarantor shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of any Borrower, any Subsidiary of Borrower or any Guarantor.

          10.1.17 Judgments. Any (a) money judgment is filed against any Borrower, any Subsidiary of any Borrower or any Guarantor or any of their respective Property, and such judgment shall remain unpaid, unsatisfied by insurance, and unstayed for more than thirty (30) days, whether or not consecutive, or (b) writ of attachment or similar process is filed against any Borrower, any Subsidiary of any Borrower or any Guarantor, or any of their respective Property, and such writ of attachment or similar process is not bonded or secured in an amount and manner reasonably satisfactory to Agent.

          10.1.18 Dominion Account. Borrower shall fail to maintain a Dominion Account or shall notify Agent that it intends to terminate its existing Dominion Account.

          10.1.19 Subordinated Debt. There shall occur any event of default on the part of Borrower under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any Subordinated Debt, unless such event of default shall have been waived.

     10.2 Acceleration of the Obligations. Without in any way limiting the right of Agent to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.2 hereof, upon or at any time after the occurrence of an Event of Default, all or any portion of the Obligations shall, at the option of Agent and/or Requisite Lenders and without presentment, demand protest or further notice by Agent, become at once due and payable and Borrower shall forthwith pay to Agent, the full amount of such Obligations; provided, however, that upon the occurrence of an Event of Default specified in Section 10.1.10 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Agent and/or Lenders.

     10.3 Other Remedies. Upon and after the occurrence of an Event of Default, Agent shall have and may exercise from time to time the following rights and remedies:

          10.3.1 All of the rights and remedies of a secured party under the Code or under other Applicable Law, and all other legal and equitable rights to which Agent and/or any Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

          10.3.2 The right to take immediate possession of the Collateral, and to (a) require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Agent at a place designated by Agent which is reasonably convenient to both parties, and (b) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower, then Borrower agrees not to charge Agent for storage thereof).

          10.3.3 The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable. Borrower agrees that any requirement of notice to Borrower of any proposed public or private sale or other disposition of Collateral by Agent shall be deemed reasonable notice thereof if given at least ten (10) days prior thereto, and such sale may be at such locations as Agent may designate in said notice. Agent shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing two
     (2) Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Agent or any Lender in collecting the Obligations, in enforcing the rights of Agent or such Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, each Borrower shall remain jointly and severally liable to Agent and Lenders therefor.

          10.3.4 The right to exercise all of Agent's rights and remedies under the Mortgage with respect to any real Property forming a part of the Collateral.

     Agent is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Agent's benefit.

          10.3.5 Agent may, at its option, require Borrower to deposit with Agent funds equal to the LC Amount and, if Borrower fails to promptly make such deposit, Lender may advance such amount as a Revolving Credit Loan (whether or not an Out-of-Formula Condition is created thereby). Any such deposit or advance shall be held by Agent as a reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrower.

     10.4 Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Agent or contained in any other agreement between Agent and/or any Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Agent and/or any Lender to require strict performance by Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Agent and/or any Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Agent and/or any Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agent and Requisite Lenders and directed to Borrower.

SECTION 11. ASSIGNMENTS AND PARTICIPATIONS; AGENT

     11.1 Assignments and Participations in Loans.

          (a) Each Lender may assign its rights and delegate its obligations under this Agreement to another Person; provided, that (i) such Lender shall first obtain the written consent of Agent, and, while no Default or Event of Default exists, Borrower, in each case which consent shall not be unreasonably withheld, (ii) the amount of Commitments and Loans of the assigning Lender being assigned shall in no event be less than the lesser of (A) $5,000,000 or (B) the entire amount of the Commitments and Loans of such assigning Lender, and (iii) (A) each such assignment shall be of a Pro Rata Share of all such assigning Lender's Loans and Commitments hereunder, and (B) the parties to such assignment shall execute and deliver to Agent for acceptance and recording a Lender Addition Agreement together with (1) a processing and recording fee of $5,000 payable to Agent and (2) the Notes originally delivered to the assigning Lender. Upon receipt of all of the foregoing, Agent shall notify Borrower of such assignment and Borrower shall comply with its obligations under the second sentence of Section 1.4. In the case of an assignment authorized under this Section 11.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment or assigned portion thereof. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender" hereunder. Borrower may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder.

          (b) Each Lender may sell participations in all or any part of any Loans made by it to another Person; provided, that any such participation shall be in a minimum amount of $5,000,000, and provided, further, that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly effecting (i) any reduction in the principal amount, interest rate or fees payable with respect to any Loan in which such holder participates; (ii) any extension of the Termination Date or the date fixed for any payment of principal, interest or fees payable with respect to any Loan in which such holder participates; and (iii) any release of substantially all of the Collateral (other than in accordance with the terms of this Agreement or the Loan Documents). Borrower hereby acknowledges and agrees that the Participant under each participation shall for purposes of Sections 3.9, 3.10, 3.11, 3.12, 3.15, 11.4 and 12.3 be considered to be a "Lender" hereunder.

          (c) Except as otherwise provided in this Section 11.1 no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans or other Obligations owed to such Lender. Each Lender may furnish any information concerning Borrower and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants) provided that the Persons obtaining such information agrees to maintain the confidentiality of such information to the extent required by Section 12.22.

          (d) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Notes held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System).

          (e) Borrower agrees to use its reasonable best efforts to assist any Lender in assigning or selling participations in all or any part of any Loans made by such Lender to another Person identified by such Lender.

     11.2 Agent.

          (a) Appointment. Each Lender hereby designates and appoints Fleet as its agent under this Agreement and the Loan Documents, and each Lender hereby irrevocably authorizes Agent to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent is authorized and empowered by Lenders to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders subject to the requirement that certain of Lenders' consent be obtained in certain instances as provided in Section 12.4. Agent agrees to act as such on the express conditions contained in this Section
     11.2. The provisions of this Section 11.2 are solely for the benefit of Agent and Lenders and neither Borrower nor any Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as an administrative representative of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Lenders, Borrower or any Loan Party. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

          (b) Nature of Duties. Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Each Lender shall make its own independent investigation of the financial condition and affairs of Borrower in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of Borrower, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter. If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each Lender. Agent shall promptly notify each Lender any time that the applicable percentage of Lenders have instructed Agent to act or refrain from acting pursuant hereto.

          (c) Rights, Exculpation, Etc. Neither Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder, and except that Agent shall be liable with respect to its own gross negligence or willful misconduct. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Loan Party. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions, or conditions of this Agreement or any of the Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or required to take or to grant, and Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the applicable percentage of the Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the applicable percentage of the Lenders and notwithstanding the instructions of Lenders, Agent shall have no obligation to take any action if it, in good faith believes that such action exposes Agent to any liability.

          (d) Reliance. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it. Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

          (e) Indemnification. Each Lender, severally, agrees to reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agent under this Agreement for any of the Loan Documents, in proportion to each Lender's Pro Rata Share of the Total Credit Facility, respectively; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Agent's gross negligence or willful misconduct. The obligations of Lenders under this Section 11.2(e) shall survive the payment in full of the Obligations and the termination of this Agreement.

          (f) Fleet Individually. With respect to its Commitments and the Loans made by it, and the Notes issued to it, Fleet shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Fleet in its individual capacity as a Lender or one of the Requisite Lenders. Fleet may lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as Agent pursuant hereto.

          (g) Successor Agent.

               (i) Resignation. Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty
          (30) Business Days' prior written notice to Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (ii) below or as otherwise provided below.

               (ii) Appointment of Successor. Upon any such notice of resignation pursuant to clause (g)(i) above, Requisite Lenders shall, upon receipt of Borrower's prior consent which shall not unreasonably be withheld, appoint a successor Agent. If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Agent, upon notice to Borrower, shall then appoint a successor Agent who shall serve as Agent until such time, as Requisite Lenders, upon receipt of Borrower's prior written consent which shall not be unreasonably withheld, appoint a successor Agent as provided above.

               (iii) Successor Agent. Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation as Agent under the Loan Documents, the provisions of this Section 11.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

          (h)  Collateral Matters.

               (i) Release of Collateral. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any property covered by this Agreement or the Loan Documents (A) upon termination of the Commitments and payment and satisfaction of all Obligations; (B) constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry); or (C) constituting property leased to Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Borrower to be, renewed or extended. In addition, during any fiscal year of Borrower (X) Agent may release Collateral having a book value of not more than $2,000,000, (Y) Agent, with the consent of Requisite Lenders, may release Collateral having a book value greater than $2,000,000.

               (ii) Confirmation of Authority; Execution of Releases. Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in Section 11.2(h)(i)), each Lender agrees to confirm in writing, upon request by Borrower, the authority to release any property covered by this Agreement or the Loan Documents conferred upon Agent under Section 11.2(h)(i). So long as no Event of Default is then continuing, upon receipt by Agent of confirmation from the requisite percentage of Lenders, of its authority to release any particular item or types of property covered by this Agreement or the Loan Documents, and upon at least five (5) Business Days prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon such Collateral; provided, however, that (A) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (B) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Loan Party, in respect of), all interests retained by any Loan Party, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Loan Documents.

               (iii) Absence of Duty. Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by this Agreement or the Loan Documents exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent on behalf of Lenders herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Section 11.2(h) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by this Agreement or the Loan Documents or any act, omission, or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in property covered by this Agreement or the Loan Documents as one of the Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders; provided, that Agent shall exercise the same care which it would in dealing with loans for its own account.

          (i) Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Lenders' security interest in Collateral which, in accordance with Article 9 of the Code in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions.

          (j) Exercise of Remedies. Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any collateral security for the Loans, it being understood and agreed that such rights and remedies may be exercised only by Agent.

     11.3 Consents.

          (a) In the event Agent requests the consent of a Lender and does not receive a written denial thereof within five (5) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have given such consent.

          (b) In the event Agent requests the consent of a Lender and such consent is denied, then Fleet may, at its option, require such Lender to assign its interest in the Loans to Fleet for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees will be paid when collected from Borrower. In the event that Fleet elects to require any Lender to assign its interest to Fleet, Fleet will so notify such Lender in writing within forty-five (45) days following such Lender's denial, and such Lender will assign its interest to Fleet no later than five (5) days following receipt of such notice.

     11.4 Set Off and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower or to any other Person (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances held by such Lender or such holder at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (b) other property at any time held or owing by such Lender or such holder to or for the credit or for the account of Borrower or any of its Subsidiaries, against and on account of any of the Obligations which are not paid when due; except that no Lender or any such holder shall exercise any such right without the prior written consent of Agent. Any Lender which has exercised its right to set off shall, to the extent the amount of any such set off exceeds its Pro Rata Share of the Obligations, purchase for cash (and the other Lenders or holders shall sell) participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender or holder in accordance with their respective Pro Rata Shares. Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such excess to other Lenders and holders, and (b) any Lender or holder so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of Loans and other Obligations in the amount of such participation.

     11.5 Disbursement of Funds. Agent may, on behalf of Lenders, disburse funds to Borrower for Loans requested. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Loan before Agent disburses same to Borrower. If Agent elects to require that funds be made available prior to disbursement to Borrower, Agent shall advise each Lender by telephone, telex or telecopy of the amount of such Lender's Pro Rata Share of such requested Loan no later than (a) one (1) Business Day prior to the funding date applicable thereto for Eurodollar Loans and (b) by 1:00 p.m. Dallas, Texas time on the funding date for Base Rate Loans, and each such Lender shall pay Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent's account not later than 10:00 a.m. Dallas, Texas time on such funding date for Eurodollar Loans and 3:00 p.m. Dallas, Texas time for Base Rate Loans. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower, and Borrower shall immediately repay such amount to Agent. Any repayment required pursuant to this Section 11.5 shall be without premium or penalty. Nothing in this Section 11.5 or elsewhere in this Agreement or the other Loan Documents, including without limitation the provisions of Section 11.6, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

     11.6 Settlements, Payments and Information.

          (a) Revolving Credit Loans and Payments; Fee Payments.

               (i) The Revolving Credit Loans may fluctuate from day to day through Agent's disbursement of funds to, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Agent and each Lender notwithstanding terms to the contrary set forth in Section 3 and Section 11.5, Revolving Credit Loans and repayments may be settled according to the procedures described in Sections 11.6(a)(ii) and 11.6(a)(iii) of this Agreement. Payments of principal, interest and fees in respect of the Term Loan and Equipment Loan will be settled on the Business Day received in accordance with the provisions of Section 2. Notwithstanding these procedures, each Lender's obligation to fund its Pro Rata Share of any advances made by Agent to Borrower will commence on the date such advances are made by Agent. Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

               (ii) Once each week, or more frequently (including daily), if Agent so elects (each such day being a "Settlement Date"), Agent will advise each Lender by 1 p.m. Dallas, Texas time by telephone, telex, or telecopy of the amount of each such Lender's Pro Rata Share of the Revolving Credit Loans. In the event payments are necessary to adjust the amount of such Lender's share of the Revolving Credit Loans to such Lender's Pro Rata Share of the Revolving Credit Loans, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 3:00 p.m. Dallas, Texas time on the Business Day following the Settlement Date.

               (iii) On the first Business Day of each month ("Interest Settlement Date"), Agent will advise each Lender by telephone, telefax or telecopy of the amount of interest and fees charged to and collected from Borrower for the proceeding month in respect of the Revolving Credit Loans. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on the signature page of this Agreement as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Lender Addition Agreement) not later than 3 p.m. Dallas, Texas time on the next Business Day following the Interest Settlement Date such Lender's share of such interest and fees.

          (b) Availability of Lenders' Pro Rata Share.

               (i) Unless Agent has been notified by a Lender prior to any proposed funding date of such Lender's intention not to fund its Pro Rata Share of the Revolving Credit Loan amount requested by Borrower, Agent may assume that such Lender will make such amount available to Agent on the proposed funding date or the Business Day following the next Settlement Date, as applicable. If such amount is not, in fact, made available to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim, or deduction of any kind.

               (ii) Nothing contained in this Section 11.6(b) will be deemed to relieve a Lender of its obligation to fulfill its Commitments or to prejudice any rights Agent or Borrower may have against such Lender as a result of any default by such Lender under this Agreement.

               (iii) Without limiting the generality of the foregoing, each Lender shall be obligated to fund its Pro Rata Share of any Revolving Credit Loans made with respect to any draw on a Lender Letter of Credit.

          (c) Return of Payments.

               (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.

               (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

     11.7 Dissemination of Information. Agent will provide Lenders with any information received by Agent from Borrower which is required to be provided to a Lender hereunder; provided, however, that Agent shall not be liable to Lenders for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct.

SECTION 12. MISCELLANEOUS

     12.1 The Term "Borrower" or "Borrowers". All references to "Borrower" or "Borrowers" herein shall refer to and include each of ATP, Alcore, Technical Products, Marion, DeLand and Lincoln separately and all representations contained herein shall be deemed to be separately made by each of them, and each of the covenants, agreements and obligations set forth herein shall be deemed to be the joint and several covenants, agreements and obligations of them. Any notice, request, consent, report or other information or agreement delivered to Lender by any Borrower shall be deemed to be ratified by, consented to and also delivered by the other Borrower. Each Borrower recognizes and agrees that each covenant and agreement of "Borrower" or "Borrowers" under this Agreement and the other Loan Documents shall create a joint and several obligation of the Borrowers, which may be enforced against Borrowers, jointly, or against each Borrower separately. Without limiting the terms of this Agreement and the other Loan Documents, security interests granted under this Agreement and other Loan Documents in properties, interests, assets and collateral shall extend to the properties, interests, assets and collateral of each Borrower. Similarly, the term "Obligations" shall include, without limitation, all obligations, liabilities and indebtedness of such corporations, or any one of them, to Lenders, whether such obligations, liabilities and indebtedness shall be joint, several, joint and several or individual.

     12.2 Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as Borrower's true and lawful attorney (and agent-in-fact) and Agent, or Agent's agent, may, without notice to Borrower and in either Borrower's or Agent's name, but at the cost and expense of Borrower:

          12.2.1 At such time or times as Agent or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Agent or under Agent's control.

          12.2.2 At such time or times upon or after the occurrence of an Event of Default as Agent or its agent in its sole discretion may determine: (a) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (b) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (c) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable; (d) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (e) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (f) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (g) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Agent on account of the Obligations; (h) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (i) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (j) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (k) make and adjust claims under policies of insurance; and (l) do all other acts and things necessary, in Agent's determination, to fulfill Borrower's obligations under this Agreement.

     12.3 Indemnity. BORROWER HEREBY INDEMNIFIES, HOLDS HARMLESS, AND SHALL DEFEND AGENT AND EACH LENDER AND THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, COUNSEL AND EMPLOYEES ("INDEMNIFIED PERSONS") FROM AND AGAINST ANY AND ALL LOSSES, LIABILITIES, DAMAGES, COSTS, EXPENSES, SUITS, ACTIONS AND PROCEEDINGS ("LOSSES") EVER SUFFERED OR INCURRED BY ANY INDEMNIFIED PERSON ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, ANY LOSSES CAUSED BY THE NEGLIGENCE OF ANY SUCH INDEMNIFIED PERSON, BUT NOT INCLUDING ANY (I) LOSSES CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH INDEMNIFIED PERSON OR (II) LOSSES SUFFERED BY ANY INDEMNIFIED PERSON AS THE RESULT OF ANY ACTION, SUIT OR PROCEEDING INSTITUTED AGAINST ANY SUCH INDEMNIFIED PERSON BY ANOTHER INDEMNIFIED PERSON, AND BORROWER SHALL REIMBURSE AGENT, EACH LENDER AND EACH OTHER INDEMNIFIED PERSON FOR ANY EXPENSES (INCLUDING IN CONNECTION WITH THE INVESTIGATION OF, PREPARATION FOR OR DEFENSE OF ANY ACTUAL OR THREATENED CLAIM, ACTION OR PROCEEDING ARISING THEREFROM, INCLUDING ANY SUCH COSTS OF RESPONDING TO DISCOVERY REQUESTS OR SUBPOENAS, REGARDLESS OF WHETHER LENDER OR SUCH OTHER INDEMNIFIED PERSON IS A PARTY THERETO). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS INDEMNITY SHALL EXTEND TO ANY CLAIMS ASSERTED AGAINST AGENT OR ANY OTHER INDEMNIFIED PERSON BY ANY PERSON UNDER ANY ENVIRONMENTAL LAWS OR SIMILAR LAWS BY REASON OF BORROWER'S OR ANY OTHER PERSON'S FAILURE TO COMPLY WITH LAWS APPLICABLE TO SOLID OR HAZARDOUS WASTE MATERIALS OR OTHER TOXIC SUBSTANCES. BORROWER MAY SELECT COUNSEL WITH RESPECT TO ANY LOSSES; PROVIDED, HOWEVER, EACH INDEMNIFIED PERSON SHALL HAVE THE RIGHT TO MONITOR THE PROGRESS OF ANY CLAIMS, SUITS AND ADMINISTRATIVE PROCEEDINGS DEFENDED BY BORROWER HEREUNDER WITH COUNSEL OF SUCH INDEMNIFIED PERSON'S CHOICE, OR CONDUCT ITS DEFENSE THROUGH COUNSEL OF SUCH INDEMNIFIED PERSON'S CHOICE, IN THE EVENT THAT (I) SUCH INDEMNIFIED PERSON DETERMINES IN GOOD FAITH THAT THE CONDUCT OF ITS DEFENSE BY BORROWER COULD BE MATERIALLY PREJUDICIAL TO SUCH INDEMNIFIED PERSON'S INTERESTS OR THAT OTHER REASONABLE GROUNDS EXIST WHICH DEMONSTRATE A LACK OF EFFECTIVENESS OR HIGH LEVEL OF QUALITY IN THE CONDUCT OF SUCH DEFENSE BY BORROWER, AND (II) PRIOR TO RETAINING

SUCH COUNSEL FOR SUCH PURPOSE, SUCH INDEMNIFIED PERSON SHALL CONSULT WITH BORROWER AND SHALL ATTEMPT IN GOOD FAITH TO AGREE UPON COUNSEL TO CONDUCT THE DEFENSE ON BEHALF OF BORROWER AND SUCH INDEMNIFIED PERSON, AND IN EACH CASE THE FEES AND DISBURSEMENTS OF SUCH COUNSEL SHALL BE PAID BY BORROWER; PROVIDED, HOWEVER, THAT IF SUCH MUTUAL AGREEMENT IS NOT REACHED WITHIN A REASONABLE TIME ON SELECTING COUNSEL, THEN SUCH INDEMNIFIED PERSON MAY RETAIN ITS OWN COUNSEL AT BORROWER'S EXPENSE. NOTWITHSTANDING ANY CONTRARY PROVISION OF THIS AGREEMENT, THE OBLIGATION OF BORROWER UNDER THIS SECTION 11.3 SHALL SURVIVE THE PAYMENT IN FULL OF THE OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

     12.4 Amendments and Waivers.

          (a) Except as otherwise provided herein, no amendment, modification, termination, or waiver of any provision of this Agreement or any Loan Document, or consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders or Agent, as applicable; provided, that no amendment, modification, termination, or waiver shall, unless in writing and signed by all applicable Lenders, do any of the following: (i) increase the Commitment of any Lender; (ii) reduce the principal of, rate of interest on or fees payable with respect to any Loan; (iii) reduce the rate of interest with respect to any Letter of Credit; (iv) extend the scheduled due date of any installment of principal, interest, or fees payable with respect to the Loans; (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the percentage of Lenders which shall be required for Lenders or any of them to take any action hereunder;
     (vi) release all or substantially all of the Collateral (provided, that consent to such release shall not be required if such release is made after and during the continuance of an Event of Default in connection with the sale or disposition of the Collateral by Agent pursuant to Section 10.3.3);
     (vii) amend or waive this Section 12.3 or the definitions of the terms used in this Section 12.3 insofar as the definitions affect the substance of this Section 12.3; (viii) consent to the assignment or other transfer by any Loan Party of any of its rights and obligations under any Loan Document; and (ix) increase the percentages contained in the definition of Borrowing Base; and, provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of Agent under any Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to the Lenders required herein above to take such action.

          (b) Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document.

          (c) No amendment, modification or waiver of any provision of any Letter of Credit shall be applicable without the written concurrence of the issuer of such Letter of

     Credit. No notice to or demand on Borrower or any other Loan Party in any case shall entitle Borrower or any other Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 12.3 shall be binding upon each Lender, and, if signed by a Loan Party, on such Loan Party.

     12.5 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     12.6 Successors and Assigns. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lenders permitted under Section 11.1 hereof.

     12.7 Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

     12.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

     12.9 Notice. All notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile transmission and shall be deemed to have been validly served, given or delivered immediately when delivered against receipt or one (1) Business Day after deposit in the U.S. mail, postage prepaid, or with an overnight courier or in the case of facsimile transmission, when sent, answerback received, in each case addressed as follows:

          If to Agent:                 Fleet Capital Corporation
                                       5950 Sherry Lane, Suite 300
                                       Dallas, TX 75225
                                       Attention: Loan Administration Manager
                                       Facsimile No.: (214) 706-7066

          With a copy to:              Patton Boggs LLP
                                       2001 Ross Avenue, Suite 3000
                                       Dallas, TX 75201
                                       Attention: R. Jeffery Cole, Esq.
                                       Facsimile No.: (214) 758-1550

          If to Borrower:              Advanced Technical Products, Inc.
                                       200 Mansell Ct. East, Suite 505
                                       Roswell, GA  30076
                                       Attention: Garrett L. Dominy
                                       Facsimile No.: (770) 993-1986

          With a copy to:              Gardere & Wynne, L.L.P.
                                       Thanksgiving Tower
                                       1601 Elm Street, Suite 3000
                                       Dallas, TX 75201
                                       Attention: Barry D. Drees, Esq.
                                       Facsimile No.: (214) 999-3567

          If to Lenders:               See Schedule 1

or to such other address as each party may designate for itself by notice given in accordance with this Section 12.9; provided, however, that any notice, request or demand to or upon Agent and/or any Lender pursuant to Section 3.1.1 or 4.2.2 hereof shall not be effective until received by Agent or such Lender. Any written notice or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

     12.10 Agent's or Lenders' Consent. Whenever Agent's or Lenders' consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Agent or Lenders shall be authorized to give or withhold such consent in its sole and absolute discretion.

     12.11 Credit Inquiries. Each Borrower hereby authorizes and permits Agent and each Lender (but neither Agent nor any Lender shall have any obligation) to respond to usual and customary credit inquiries from third parties concerning such Borrower or any of its Subsidiaries.

     12.12 Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

     12.13 Entire Agreement; Appendix A and Exhibits and Schedules. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. Appendix A and each of the Exhibits and Schedules attached hereto are incorporated into this Agreement and by this reference made a part hereof.

     12.14 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     12.15 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN DALLAS, DALLAS COUNTY, TEXAS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS: PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN TEXAS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF AGENT'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF AGENT'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF TEXAS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER, AGENT OR ANY LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT THE DISTRICT COURT OF DALLAS COUNTY, TEXAS, OR, AT AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND AGENT AND/OR LENDERS PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT

OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

     12.16 WAIVERS BY BORROWER. BORROWER WAIVES (I) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (II) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT OR LENDERS ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER AGENT OR LENDERS MAY DO IN THIS REGARD; (III) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING AGENT OR ANY LENDER TO EXERCISE ANY OF SUCH LENDER'S REMEDIES; (IV) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (V) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDERS' ENTERING INTO THIS AGREEMENT AND THAT AGENT AND EACH LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     12.17 WAIVER OF CONSUMER RIGHTS. BORROWER HEREBY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT SECTION 17.41 ET. SEQ. BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF BORROWER'S OWN SELECTION, BORROWER VOLUNTARILY CONSENTS TO THIS WAIVER. BORROWER EXPRESSLY WARRANTS AND REPRESENTS THAT BORROWER (I) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO AGENT OR ANY LENDER, AND (II) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

                  BORROWER HAS READ AND UNDERSTANDS

                  SECTION 12:17:    __________ (INITIALS OF ATP)
                                    __________ (INITIALS OF ALCORE)
                                    __________ (INITIALS OF TECHNICAL PRODUCTS)
                                    __________ (INITIALS OF MARION)
                                    __________ (INITIALS OF DELAND)
                                    __________ (INITIALS OF LINCOLN)

     12.18 ORAL AGREEMENTS INEFFECTIVE. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     12.19 Nonapplicability of Chapter 346 of the Texas Finance Code. Borrower and Agent and each Lender hereby agree that, except for Section 346.004 thereof, the provisions of Chapter 346 of the Texas Finance Code (regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to this Agreement or any of the other Loan Documents.

     12.20 Certain Matters of Construction. All references to statutes and related regulations in this Agreement, the Other Agreements and the Security Agreements shall include any amendments of same and any successor statutes and regulations. All references in this Agreement, the Other Agreements and the Security Agreements to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

     12.21 RELEASE. EACH BORROWER ACKNOWLEDGES AND AGREES THAT (A) IT HAS NO CLAIMS, COUNTERCLAIMS, OFFSETS, CREDITS OR DEFENSES TO THE RESTATED LOAN DOCUMENTS AND THE PERFORMANCE OF ITS OBLIGATIONS THEREUNDER, OR (B) IF IT HAS ANY SUCH CLAIMS, COUNTERCLAIMS, OFFSETS, CREDITS OR DEFENSES TO THE RESTATED LOAN DOCUMENTS AND/OR ANY TRANSACTION RELATED TO THE RESTATED LOAN DOCUMENTS, SAME ARE HEREBY WAIVED, RELINQUISHED AND RELEASED IN CONSIDERATION OF LENDER'S EXECUTION AND DELIVERY OF THIS AGREEMENT.

     12.22 Confidentiality. Agent and Lenders shall hold all nonpublic information obtained pursuant to the requirements hereof and identified as such by Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound business practices and in any event may make disclosure to such of its respective Affiliates, officers, directors, employees, agents and representatives as need to know such information in connection with the Loans. If any Lender is otherwise a creditor of a Borrower, such Lender may use the information in connection with its other credits. Agent and Lenders may also make disclosures reasonably required by a bona fide offeree or assignee (or participation), or as required or requested by any governmental authority or representative thereof, or pursuant to legal process, or to its accountants, lawyers and other advisors, and shall require any such offeree or assignee (or participant) to agree (and require any of its offerees, assignees or participants to agree) to comply with this Section
12.22. In no event shall Agent or any Lender be obligated or required to return any materials furnished by Borrower; provided, however, that each offeree shall be required to agree that if it does not become a assignee (or participant) it shall return all materials furnished to it by Borrower in connection herewith.

     12.23 Amendment and Restatement. This Agreement is given in amendment, restatement, renewal and extension (and not in extinguishment or satisfaction) of the Restated Loan Agreement and, to the extent applicable, the Restated Loan Documents. With respect to matters relating to the period prior to the date hereof, all the provisions of the Restated Loan Agreement and, to the extent applicable, the Restated Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

     12.24 Intercreditor Agreement. This Agreement is subject to the terms of an Intercreditor Agreement dated as of the date hereof, by and between Agent and Back Bay, as such agreement may be amended from time to time.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement has been duly executed in Dallas, Texas, on the day and year specified at the beginning of this Agreement.

                                       BORROWER:

                                       ADVANCED TECHNICAL PRODUCTS, INC.

                                       By:______________________________________
                                                 Garrett L. Dominy
                                                 President

                                       ALCORE, INC.

                                       By:______________________________________
                                                 Garrett L. Dominy
                                                 President

                                       TECHNICAL PRODUCTS GROUP, INC.

                                       By:______________________________________
                                                 Garrett L. Dominy
                                                 President

                                       MARION PROPERTIES, INC.

                                       By:______________________________________
                                                 Garrett L. Dominy
                                                 President

                                       DELAND PROPERTIES, INC.

                                       By:______________________________________
                                                 Garrett L. Dominy
                                                 President

                                       LINCOLN PROPERTIES, INC.

                                       By:______________________________________
                                                 Garrett L. Dominy
                                                 President

                                       Accepted in Dallas, Dallas County, Texas:

                                       AGENT:

                                       FLEET CAPITAL CORPORATION

                                       By:______________________________________
                                                 Hance G. VanBeber
                                                 Senior Vice President

                                       LENDERS:

                                       FLEET CAPITAL CORPORATION

                                       By:______________________________________
                                                 Hance G. VanBeber
                                                 Senior Vice President

                                   APPENDIX A

                               GENERAL DEFINITIONS

     When used in the Second Amended and Restated Loan and Security Agreement dated as of October 10, 2000, by and among Advanced Technical Products, Inc., Alcore, Inc., Technical Products Group, Inc., Marion Properties, Inc., DeLand Properties, Inc., Lincoln Properties, Inc., Fleet Capital Corporation, as Agent, and the other financial institution(s) from time to time a party thereto, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

          Account Debtor - any Person who is or may become obligated under or on account of an Account.

          Accounts - all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest.

          Adjusted Tangible Assets - all assets except: (a) any surplus resulting from any write-up of assets subsequent to April 28, 1995; (b) deferred assets, other than prepaid insurance and prepaid taxes; (c) patents, copyrights, trademarks, trade names, non-compete agreements, franchises and other similar intangibles; (d) goodwill, including any amounts, however designated on a Consolidated balance sheet of a Person or its Subsidiaries, representing the excess of the purchase price paid for assets or stock over the value assigned thereto on the books of such Person; (e) Restricted Investments; (f) unamortized debt discount and expense; (g) assets located and notes and receivables due from obligors outside of the United States of America; and (h) Accounts, notes and other receivables due from Affiliates or employees.

          Adjusted Tangible Net Worth - at any date means a sum equal to:

               (a) the net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves) at which the Adjusted Tangible Assets of a Person would be shown on a balance sheet at such date in accordance with GAAP, minus

               (b) the amount at which such Person's liabilities (other than capital stock and surplus) would be shown on such balance sheet in accordance with GAAP, and including as liabilities all reserves for contingencies and other potential liabilities.

          Affected Lender - as defined in Section 3.1.5.

          Affiliate - a Person (other than a Subsidiary): (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (b) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (c) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

          Agreement - the Second Amended and Restated Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits and Schedules thereto and this Appendix A, as amended, renewed, extended and restated from time to time.

          Alcore Investment Account - shall mean Investment Account No. 10676542 established with First Union Brokerage Services, Inc. in the name of Alcore, which account has been established and the contents of which secure that certain letter of credit issued by First Union National Bank, for the account of Alcore, in the face amount of $700,000.

          Alcore Sale - means Borrower's proposed sale of all or substantially all of the assets of Alcore.

          Applicable Annual Rate - as defined in Section 2.1.1 of the Agreement.

          Applicable Margin - means the following percentages determined as a function of the Applicable Margin Ratio as set forth on the most recent and timely Compliance Certificate delivered to Agent by Borrower:

============================== =================== ================= =================== ===================
                                                     LIBOR margin
      Applicable Margin         LIBOR margin for       for Term       Base Rate margin    Base Rate margin
            Ratio               Revolving Credit       Loan and        for Revolving     for Term Loan and
                                     Loans          Equipment Loan      Credit Loans       Equipment Loan
============================== =================== ================= =================== ===================
Greater than 3.75 to 1.00            2.75%              3.25%              0.50%               0.75%
- ------------------------------ ------------------- ----------------- ------------------- -------------------
Greater than 3.50 to 1.00            2.25%              2.75%              0.25%               0.50%
but equal to or less than
3.75 to 1.00
- ------------------------------ ------------------- ----------------- ------------------- -------------------
Greater than 3.25 to 1.00            2.00%              2.50%              0.25%               0.50%
but equal to or less than
3.50 to 1.00
- ------------------------------ ------------------- ----------------- ------------------- -------------------
Greater than 3.00 to 1.00            1.75%              2.25%              0.25%               0.50%
but equal to or less than
3.25 to 1.00
- ------------------------------ ------------------- ----------------- ------------------- -------------------
Greater than 2.75 to 1.00            1.50%              2.00%              0.25%               0.50%
but equal to or less than
3.00 to 1.00
- ------------------------------ ------------------- ----------------- ------------------- -------------------
Greater than 2.50 to 1.00            1.25%              1.75%              0.25%               0.50%
but equal to or less than
2.75 to 1.00
- ------------------------------ ------------------- ----------------- ------------------- -------------------
Less than 2.50 to 1.00               1.00%              1.50%              0.25%               0.50%
============================== =================== ================= =================== ===================

     The Applicable Margin Ratio shall be determined as of the end of each fiscal quarter of Borrower, for the twelve-month period ending on such date, from the monthly financial statements of Borrower most recently delivered to Agent together with a Compliance Certificate in accordance with Section 8.1.3(b) hereof. Any change in the Applicable Margin after the date that the Borrower delivers its quarter-end monthly financial statements and related Compliance Certificate to Agent pursuant to Section 8.1.3(b) shall be effective upon the date of receipt of such by Agent. If Borrower fails to deliver a Compliance Certificate by the date required pursuant to Section 8.1.3(b) hereof, each applicable LIBOR margin or Base Rate margin shall be conclusively presumed to equal to the highest applicable LIBOR margin or Base Rate margin, as applicable, specified in the pricing table set forth above until the date of delivery of the Compliance Certificate.

          Applicable Margin Ratio - at any date of determination, means the ratio of (a) the total Funded Indebtedness of Borrower at such date of determination to (b) the sum of (i) Borrower's EBITDA for the twelve-month period ending on such date of determination, minus (ii) Borrower's Capital Expenditures during the twelve-month period ending on such date of determination (but only to the extent such Capital Expenditures are not financed by Equipment Loans hereunder or borrowings under any other financing arrangement otherwise permitted hereunder).

          Availability - the amount of money which Borrower is entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Revolving Credit Loans then outstanding (including any amounts which Agent and/or any Lender may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower) and the LC Amount is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is zero (0).

          Average Monthly Revolving Credit Loan Balance - the amount obtained by adding the aggregate unpaid balance of Revolving Credit Loans and the LC Amount at the end of each day during the month in question and by dividing such sum by the number of days in such month.

          Back Bay - shall mean Back Bay Capital Funding, LLC, a Delaware limited liability company.

          Back Bay Loan Agreement - that certain Loan and Security Agreement, dated as of the date hereof, by and among Back Bay and Borrowers.

          Back Bay Term Loan - the "Term Loan", as defined in the Back Bay Loan Agreement.

          Bank - Fleet National Bank, and its successors or assigns.

          Base Rate - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

          Base Rate Loan - a Loan which bears interest based upon the Base Rate.

          Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

               (a) Total Revolving Credit Facility; or

               (b) an amount equal to:

                    (i) up to 85% of the net amount of Eligible Accounts
               outstanding at such date;

                                      PLUS

                    (ii) the lesser of (A) $3,000,000 or (B) up to 85% of the
               net amount of Eligible Foreign Accounts outstanding at such date;

PLUS

                    (iii) the lesser of (A) $11,000,000 or (B) up to 50% of the value of Eligible Inventory at such date;

                         MINUS (subtract from the sum of
                           clauses (a) and (b) above)

                    (c) the sum of (i) the LC Amount, plus (ii) the amount of
               any reserves established by Agent pursuant to Section 1.1.1 at such date.

          For purposes of clauses (b)(i) and (ii) hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or sales, excise or withholding taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

          For purposes of clause (b)(ii) above, the value of Eligible Inventory on a date shall be calculated on the basis of the lower of cost or market. Cost shall be calculated on a first-in, first-out basis.

          Brigantine - means Alcore Brigantine SA, a company organized under the laws of France.

          Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the state of Texas or is a day on which banking institutions located in such state are closed.

          Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

          Capital Lease - Any lease which may be capitalized in accordance with GAAP.

          Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

          Closing Date - the date on which all of the conditions precedent in
     Section 9 of the Agreement are satisfied and the initial Loan is made or the initial Letter of Credit or LC Guaranty is issued under the Agreement.

          Code - the Uniform Commercial Code as adopted and in force in the state of Texas, as from time to time in effect.

          Collateral - all of the Property and interests in Property described in Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations; provided, however, that the "Collateral" shall not include the Alcore Investment Account or any monies and/or investment property deposited and/or held therein as of the date hereof.

          Collateral Assignment of Leases - each respective collateral assignment of lease executed by Technical Products, in favor of Agent and by which Technical Products grants and conveys to Agent, for the benefit of Lenders, as security for the Obligations, an assignment of Technical Products' leasehold interest in all the real Property covered by the Mortgages, which collateral assignment shall be consented to by the fee owner of such real Property.

          Commitment or Commitments - means the commitment or commitments of Lenders to make Loans as set forth in Sections 1.1 and/or 1.2 and to participate in any Letters of Credit issued by Agent as set forth in
     Section 1.5.

          Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

          Current Assets - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

          Dated Assets - as defined in Section 1.7 of the Agreement.

          Dated Liabilities - as defined in Section 1.7 of the Agreement.

          Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

          Default Rate - as defined in Section 2.1.2 of the Agreement.

          Distribution - in respect of any corporation means and includes: (a) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (b) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.

          Dollars and the sign "$" - lawful money of the United States of America.

          Dominion Account - a special account of Agent established by Borrower pursuant to the Agreement at a bank selected by Borrower, but acceptable to Agent in its reasonable discretion, and over which Agent shall have sole and exclusive access and control for withdrawal purposes.

          EBITDA - Borrower's Consolidated earnings before interest, taxes, depreciation and amortization, each as determined in accordance with GAAP, inclusive of discontinued operations, but excluding the amount by which the carrying value of the net assets of Alcore exceeds the amount of cash or other consideration received upon the consummation of the Alcore Sale. For purposes of the calculation of the Fixed Charge Ratio and Interest Coverage Ratio from the Closing Date through the period ending March 31, 2001, the following expenses of Borrower reflected in their 10-Q report for the fiscal quarter ended June 30, 2000, shall be added to EBITDA: (a) up to $750,000 of expenses related to the termination of Borrower's proposed merger agreement with Veritas; and (b) up to $525,000 of expenses related to severance payments owed to the former chairman of Borrowers' board of directors identified therein.

          Eligible Account - an Account arising in the ordinary course of any Revolving Credit Borrower's business from the sale of goods or rendition of services which is payable in Dollars and which Agent, in its reasonable credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:
     (a) it arises out of a sale made by any Revolving Credit Borrower to a Subsidiary or an Affiliate of such Revolving Credit Borrower or to a Person controlled by an Affiliate of such Revolving Credit Borrower; (b) it is due or unpaid more than ninety (90) days after the original invoice date; (c) with respect to any contract between any Revolving Credit Borrower and any Account Debtor, 20% or more of the Accounts owing under such Contract are not deemed Eligible Accounts hereunder; (d) (i) with respect to any Account Debtor other than McDonnell Douglas Corp., Lockheed Martin Corp., Boeing Co. or the United States of America (or any department, agency or instrumentality thereof), the total unpaid Accounts of the Account Debtor exceed 20% of the net amount of all Eligible Accounts, to the extent of such excess or (ii) with respect to any contract between any Revolving Credit Borrower and McDonnell Douglas Corp., Lockheed Martin Corp., Boeing Co. or the United States of America (or any department, agency or instrumentality thereof), the total unpaid Accounts owing under any such contract exceeds 20% of the net amount of all Eligible Accounts, to the extent of such excess; (e) any covenant, representation or warranty contained in the Agreement with respect to such Account has been breached;
     (f) the Account Debtor is also a Revolving Credit Borrower's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to a Revolving Credit Borrower, or the Account otherwise is or may become subject to any right of setoff, counterclaim, reserve or chargeback, provided that, in any event, the Accounts of such Account Debtor shall be ineligible only to the extent of the amount owing by Borrower to such creditor or supplier or to the extent of such offset, counterclaim, disputed amount, reserve or chargeback; (g) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the proceedings in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; (h) it arises from a sale to an Account Debtor with its principal office, assets or place of business outside the United States or Canada, unless the sale is backed by an irrevocable letter of credit issued or confirmed by Bank and is in form and substance acceptable to Agent, payable in the full amount of the Account in freely convertible Dollars at a place of payment within the United States;
     (i) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis (unless such sale is a Government Bill-and-Hold
     Sale); (j) (i) a Default has occurred hereunder and the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the applicable Revolving Credit Borrower assigns its right to payment of such Account to Agent, in a manner satisfactory to Agent, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. ss.203 et seq.) or (ii) the Account Debtor is a state, county or municipality, or a political subdivision or agency thereof, which is subject to any Applicable Law that would disallow an assignment of Accounts on which it is the Account Debtor; (k) the Account Debtor is located in New Jersey, Minnesota, Indiana, West Virginia or any other state imposing similar conditions on the right of a creditor to collect accounts receivable unless the applicable Revolving Credit Borrower has either qualified to transact business in such state as a foreign corporation or filed a Notice of Business Activities Report or other required report with the appropriate officials in those states for the then current year; (l) the Account is subject to a Lien other than a Permitted Lien; (m) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the applicable Revolving Credit Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale (unless such sale is a Government Bill-and-Hold Sale); (n) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; (o) any Revolving Credit Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; (p) any Revolving Credit Borrower has made an agreement with the Account Debtor to extend the time of payment thereof;
     (q) the Account is billed on a progress basis or on the basis of the stage of completion (unless such Account is a "Milestone Billing"); or (r) that portion of an Account which is an incurred costs billing account governed by the Federal Acquisition Regulations.

          Eligible Foreign Account -an Account arising from a sale to an Account Debtor with its principal office, assets or place of business outside the United States or Canada that (a) does not comply with clause (h) of the definition of Eligible Account and (b) but for clause (h) of the definition of Eligible Account would otherwise constitute an Eligible Account; provided, however, that in no event shall the total Eligible Foreign Accounts owing from any Account Debtor exceed $300,000.

          Eligible Inventory - such Inventory of Revolving Credit Borrowers (other than packaging materials and supplies) which Agent, in its reasonable credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless: (a) it is raw materials or finished goods; (b) it is in good, new and salable condition; (c) it is not slow-moving, obsolete or unmerchantable; (d) it meets all standards imposed by any governmental agency or authority; (e) it conforms in all respects to the warranties and representations set forth in this Agreement; (f) it is at all times subject to Agent's duly perfected, first priority Lien and no other Lien except a Permitted Lien; (g) it is situated at a location in compliance with this Agreement and is not in transit or outside the continental United States; and (h) it is not subject to progress payment offsets. For purposes hereof, in no event shall Eligible Inventory include raw materials that have been entered into work in process or to which any manufacturing, improvement or value adding process has occurred or raw materials associated with incurred costs billing programs.

          Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety or environmental matters.

          Equipment - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

          Equipment Loan - the Loan described in Section 1.2.2 of the Agreement.

          Equipment Loan Commitment - means (a) as to any Lender, such Lender's Pro Rata Share of the Equipment Loan, as set forth on Schedule 1 and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Equipment Loan.

          Equipment Notes - The Secured Promissory Note(s) (Equipment Note) executed by Borrower as of the date of this Agreement, each of which shall be in the form of Exhibit A-3 to this Agreement.

          ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

          Eurodollar Loan - a Loan which bears interest based upon LIBOR.

          Event of Default - as defined in Section 10.1 of the Agreement.

          Excess Cash Flow - with respect to any fiscal period of Borrower, the amount derived by subtracting (a) the sum of (i) regularly scheduled payments of principal on Indebtedness for Money Borrowed, (ii) Interest Expense, (iii) Taxes and (iv) Capital Expenditures which are not financed for such fiscal period from (b) Borrower's EBITDA.

          Excess Interest - as defined in Section 2.1.3(b) of the Agreement.

          Existing Equipment Loan - means the "Equipment Loan" as defined in and held by Fleet pursuant to the Restated Loan Agreement.

          Existing Term Loan - means the "Term Loan" as defined in and held by Fleet pursuant to the Restated Loan Agreement.

          Fixed Charge Ratio - for any period of calculation, the ratio of (a) EBITDA less Capital Expenditures to (b) Fixed Charges.

          Fixed Charges - For any period of calculation, with respect to the Borrower and its Subsidiaries, the sum of (a) permanent reductions of principal, and interest, on account of Indebtedness for borrowed money actually paid in cash during such period, plus (b) payments paid in cash during such period in respect of Capitalized Lease Obligations, plus (c) income taxes paid in cash during such period, each as determined in accordance with GAAP, plus (d) payments paid in cash during such period in respect of the purchase price payable upon exercise of the Registration Put Right or the Put Option, as the case may be (including, without limitation (but without duplication), any such payments made during such period in respect of any debt instruments issued by ATP to Back Bay upon exercise of the Registration Put Right or the Put Option, as the case may be), plus (e) payments paid in cash during such period in respect of Distributions permitted by clause (a) of the first proviso in Section 8.2.7 of the Agreement.

          Foreign Lender - as defined in Section 3.9(c) of the Agreement.

          Funded Indebtedness - as of the date of determination of Funded
     Indebtedness: (a) all Obligations of Borrower (without duplication); (b) all outstanding Subordinated Debt; and (c) all Capitalized Lease Obligations.

          GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

          General Intangibles - all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including all choses in action, causes of action, corporate or other business records, deposit accounts, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, operational manuals, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts).

          Government Bill-and-Hold Goods - As defined in Section 8.2.10 of the Agreement.

          Guarantor - Any Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations.

          Guaranty Agreement - collectively, any and all of the Continuing Guaranty Agreements which are to be executed by a Guarantor in form and substance satisfactory to Agent, including, without limitation, the Guaranty Agreements to be executed on or before the Closing Date by each of ATP and Alcore in favor of Agent.

          Indebtedness - as applied to a Person means, without duplication: (a) Total Liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which Indebtedness is to be determined, including Capitalized Lease Obligations; (b) all obligations of other Persons which such Person has guaranteed; (c) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person; and (d) in the case of Borrower (without duplication), the Obligations.

          Indemnified Persons - as defined in Section 11.3 of the Agreement.

          Interest Coverage Ratio - for any period of calculation, the ratio of EBITDA to Interest Expense.

          Interest Expense - with respect to any fiscal period, the interest expense incurred for such period as determined in accordance with GAAP (excluding any PIK Interest that is capitalized and added to the outstanding principal amount of the Back Bay Term Loan in accordance with Section 2-4(a)(ii)(A) of the Back Bay Loan Agreement) plus letter of credit and guaranty fees owing for such period.

          Inventory - all of Borrower's inventory, whether now owned or hereafter acquired, including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower.

          LC Amount - at any time, the aggregate undrawn face amount of all Letters of Credit and LC Guaranties then outstanding.

          LC Guaranty - any guaranty pursuant to which Agent or any Affiliate of Agent shall guaranty the payment or performance by Borrower of its reimbursement obligation under any letter of credit.

          Lenders - means the financial institution(s), from time to time named on Schedule 1 and, subject to this Agreement, their respective successors and permitted assigns (but not any Participant that is not otherwise a party to this Agreement).

          Lender Addition Agreement - means an agreement among Agent, a Lender and such Lender's assignee regarding their respective rights and obligations with respect to assignments of the Loans, the Commitments and other interests under this Agreement and the other Loan Documents substantially in the form of Exhibit R hereto.

          Letter of Credit - any letter of credit issued by Agent or any of Agent's Affiliates for the account of Borrower.

          Letter of Non-Exemption - as defined in Section 3.9 of the Agreement.

          LIBOR - with respect to a Eurodollar Loan for the relevant LIBOR Interest Period, a rate per annum equal to the quotient of the following:
     (a) the rate at which deposits in U.S. dollars in immediately available funds are offered to Fleet or Bank to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such LIBOR Interest Period, in the approximate amount of the Eurodollar Loan and having a maturity approximately equal to the LIBOR Interest Period, divided by (b) the difference of one (1) minus the Reserve Requirement.

          LIBOR Interest Period - with respect to a Eurodollar Loan, a period of one (1), two (2), or three (3) months commencing on a Business Day selected by Borrower pursuant to this Agreement; provided, that (a) any LIBOR Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such LIBOR Interest Period shall end on the next preceding Business Day; and (b) any LIBOR Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall, subject to clauses (c) below and (a) above, end on the last Business Day of a calendar month; and (c) any LIBOR Interest Period which would otherwise end after the termination of the Agreement, shall end on the termination of the Agreement. No LIBOR Interest Period for the Term Loan or Equipment Loan shall extend beyond a date on which Borrower is required to make a scheduled payment of principal on the Term Notes or the Equipment Notes, as the case may be, unless the sum of the aggregate Revolving Credit Loans consisting of Base Rate Loans equals or exceeds the principal amount required to be paid on the Term Notes or the Equipment Notes, as the case may be, on such date.

          Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

          Loan Account - the loan account established on the books of Agent pursuant to Section 3.5 of the Agreement.

          Loan Agreement - is defined in the recitals of the Agreement.

          Loan Documents - the Agreement, the Other Agreements and the Security Documents.

          Loan Party - Borrower, each Guarantor and each other Person (other than Lenders) who is at any time a party to any Loan Document.

          Loans - all loans and advances of any kind made by Lenders pursuant to the Agreement.

          Losses - as defined in Section 11.3 of the Agreement.

          Material Adverse Effect - the effect of any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith, (a) has a material adverse effect upon the business, operations, Properties, condition (financial or otherwise) or business prospects of Borrower, or any Subsidiary of Borrower; (b) has any material adverse effect whatsoever upon the validity or enforceability of the Agreement or any of the other Loan Documents; (c) has or may be reasonably expected to have any material adverse effect upon the value of the whole or any material part of the Collateral, the Liens of Agent with respect to the Collateral or any material part thereof or the priority of such Liens; (d) materially impairs the ability of Borrower or any other Loan Party to perform its obligations under this Agreement or any of the other Loan Documents, including repayment of the Obligations when due; or
     (e) materially impairs the ability of Agent or any Lender to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents and Applicable Law.

          Maximum Legal Rate - as defined in Section 2.1.3(a) of the Agreement.

          Modified EBITDA - means, (a) for the fiscal quarter of Borrower ended June 30, 2000, the sum of (i) EBITDA for such fiscal quarter plus (ii) EBITDA for the fiscal quarter of Borrower ended March 31, 2000, multiplied by 2, (b) for the fiscal quarter of Borrower ended September 30, 2000, the sum of (i) EBITDA for such fiscal quarter plus (ii) EBITDA for the fiscal quarter of Borrower ended June 30, 2000 plus (iii) EBITDA for the fiscal quarter of Borrower ended March 31, 2000, multiplied by the fraction 4/3 and (c) for each fiscal quarter of Borrower ended on or after December 31, 2000, EBITDA for the four fiscal quarters then most recently ended.

          Money Borrowed - means (a) Indebtedness arising from the lending of money by any Person to Borrower; (b) Indebtedness, whether or not in any such case arising from the lending by any Person of money to Borrower, (i) which is represented by notes payable or drafts accepted that evidence extensions of credit, (ii) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (c) Indebtedness that constitutes a Capitalized Lease Obligation; (d) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (e) Indebtedness of Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (a) through (c) hereof, if owed directly by Borrower.

          Mortgages - each respective mortgage or deed of trust executed by Borrower, in favor of Agent, by which Borrower granted and conveyed to Agent, as security for the Obligations, a Lien upon all the real Property owned in fee by Borrower, including, without limitation, the real Property owned in fee (a) by Marion and located at (i) 325 Brunswick Lane, Marion, Virginia, (ii) 1400 Industrial Road, Marion, Virginia and (iii) 101 and 150 Johnston Road, Marion, Virginia, (b) by DeLand and located at 2000 Brunswick Lane, DeLand, Florida, and (c) by Lincoln and located at (i) 4300 Industrial Avenue, Lincoln, Nebraska and (ii) 4131 N. 48th Street, Lincoln, Nebraska.

          Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

          Notes - means, collectively, the Revolving Credit Notes, Term Notes and Equipment Notes.

          Obligations - all Loans, and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrower to Agent or Lenders of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise, and whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.

          Other Agreements - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower, any Subsidiary of Borrower or any other third party and delivered to Agent or any Lender in respect of the transactions contemplated by the Agreement.

          Out-of-Formula Condition - at any date of determination thereof, a condition such that the outstanding principal amount of Revolving Credit Loans plus the LC Amount on such date exceeds the Borrowing Base on such date.

          Participant - each Person who shall be granted the right by any Lender to participate in any of the Loans described in the Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Agent.

          Permitted Lien - a Lien of a kind specified in Section 8.2.5 of the Agreement.

          Permitted Purchase Money Indebtedness - Purchase Money Indebtedness of Borrower incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrower at the time outstanding, does not exceed $500,000. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

          Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

          PIK Interest - as defined in the Back Bay Loan Agreement, as in effect on the Closing Date.

          Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

          Properly Contested - in the case of any Indebtedness of a Loan Party (including any Taxes) that is not paid as and when due or payable by reason of such Loan Party's bona fide dispute concerning its liability to pay same or concerning the amount thereof, that (a) such Indebtedness and any Liens securing same are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted, (b) such Loan Party has established appropriate reserves as shall be required in conformity with GAAP, (c) the non-payment of such Indebtedness will not have a Material Adverse Effect and will not result in a forfeiture of any assets of such Loan Party; (d) no Lien is imposed upon any of such Loan Party's assets with respect to such Indebtedness unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Lender (except only with respect to property taxes that have priority as a matter of applicable state law); (e) if the Indebtedness results from the entry, rendition or issuance against a Loan Party or any of its assets of a judgment, writ, order or decree, such judgment, writ, order or decree is stayed or bonded pending a timely appeal or other judicial review; and (f) if such contest is abandoned, settled or determined adversely to such Loan Party, such Loan Party forthwith pays such Indebtedness and all penalties and interest in connection therewith.

          Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          Proposed Sales - mean, individually and/or collectively, as the context may require, the Alcore Sale and the Specialty Vehicle Sale.

          Pro Rata Share - means (a) with respect to matters relating to a particular Commitment of a Lender, the percentage obtained by dividing (i) such Commitment of that Lender by (ii) all such Commitments of all Lenders and (b) with respect to all other matters, the percentage obtained by dividing (i) the Total Loan Commitment of a Lender by (ii) the Total Loan Commitments of all Lenders, in either case as such percentage may be adjusted by assignments permitted pursuant to Section 11.1; provided, however, that if any Commitment is terminated pursuant to the terms hereof, then "Pro Rata Share" means the percentage obtained by dividing (x) the aggregate amount of such Lender's outstanding Loans related to such Commitment by (y) the aggregate amount of all outstanding Loans related to such Commitment.

          Purchase Money Indebtedness - means and includes (a) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (b) any Indebtedness (other than the Obligations) incurred at the time of or within ten (10) days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (c) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

          Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

          Put Note - as defined in Section 7.16 of the Warrant Purchase
     Agreement.

          Put Option - as defined in Section 7.16 of the Warrant Purchase Agreement.

          Rentals - as defined in Section 8.2.12 of the Agreement.

          Registration Put Right - as defined in Section 7.13(b) of the Warrant Purchase Agreement.

          Replacement Lender - as defined in Section 3.14 of the Agreement.

          Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

          Requisite Lenders - means Lenders holding or being responsible for fifty-one percent (51%) or more of the sum of (a) all outstanding Loans (b) the outstanding LC Amount and (c) all unutilized Commitments.

          Reserve Requirement - at any date of determination, that percentage (expressed as a decimal fraction) which is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) applied for determining the maximum reserve requirements (including without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to "eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to eurocurrency liabilities or eurocurrency funding. Each determination by Agent of the Reserve Requirement shall be provided to Borrower and, in the absence of manifest error, be conclusive and binding. Any Reserve Requirement shall be determined in accordance with Agent's customary practice and applied on a consistent basis.

          Restated Loan Documents - the Restated Loan Agreement and all other documents evidencing, governing, securing or otherwise pertaining to the Loans advanced under the Restated Loan Agreement.

          Restricted Investment - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

               (a) investments in one or more Subsidiaries of Borrower to the extent existing on the Closing Date;

               (b) Property to be used in the ordinary course of business;

               (c) Current Assets arising from the sale of goods and services in the ordinary course of business of Borrower and its Subsidiaries;

               (d) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

               (e) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000;

               (f) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof; and

               (g) up to $700,000 of cash and/or investment securities deposited and/or contained in the Alcore Investment Account as of the Closing Date (plus any accretions thereon).

          Revolving Credit Borrowers - individually, collectively, and joint and severally, ATP, Alcore and Technical Products.

          Revolving Credit Loan - a Loan made by Lenders as provided in Section
     1.1 of the Agreement.

          Revolving Credit Note - the Secured Promissory Note(s) (Revolving Credit Loan) to be executed by Borrower on or about the Closing Date in favor of Lenders to evidence the Revolving Credit Loans, which shall be in the form of Exhibit A-1 to the Agreement.

          Revolving Loan Commitment - means (a) as to any Lender, the commitment of such Lender to make Revolving Credit Loans pursuant to Section 1.1, and to purchase participations in Letters of Credit pursuant to Section 1.5 in the aggregate amount set forth on Schedule 1 of this Agreement and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Loans and to purchase participations in Letters of Credit.

          Schedule of Accounts - as defined in Section 6.2.1 of the Agreement.

          Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

          Security Documents - the Guaranty Agreement, the Mortgages, the Collateral Assignments of Leases, the Stock Pledge Agreements, and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

          Senior Indebtedness - means all Indebtedness of Borrower other than Subordinated Debt.

          Solvent - as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (b) is able to pay all of its Indebtedness as such Indebtedness matures and (c) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

          Specialty Vehicle Sale - means Borrower's proposed sale of its assets owned in respect of its Specialty Vehicle Electronics/Intellitech division.

          Stated-Termination Date - means October 31, 2003.

          Stock Pledge Agreements - that certain Second Amended and Restated Stock Pledge Agreement, executed by ATP on or before the Closing Date, whereby ATP grants to Lender a first priority Lien in all the issued and outstanding capital stock of each Alcore, Technical Products, Marion, DeLand and Lincoln, to be in form and substance satisfactory to Lender.

          Subordinated Debt - Indebtedness of Borrower that is subordinated to the Obligations in a manner satisfactory to Lender.

          Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

          Tax Liabilities - as defined in Section 3.9(a) of this Agreement.

          Taxes - any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including, without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

          Term Loan - the Loan described in Section 1.2.1 of the Agreement.

          Term Loan Commitment - means (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of the Term Loan in the maximum aggregate amount set forth on Schedule 1 and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Term Loan.

          Term Notes - the Secured Promissory Note(s) (Term Note) executed by Borrower, each of which shall be in the form of Exhibit A-2 to this Agreement.

          Termination Date - means the earlier of either (a) the Stated-Termination Date or (b) the effective day on which the Lenders' commitments to lend under this Agreement are fully cancelled or terminated.

          Total Credit Facility - $46,223,645.25.

          Total Liabilities - at any date means all amounts properly classified as liabilities on a balance sheet at such date in accordance with GAAP, plus all reserves for contingencies and all other potential liabilities for which no reserves have previously been established on such balance sheet, to the extent such amounts are not already classified as liabilities in accordance with GAAP.

          Total Loan Commitment - means, as to any Lender, the aggregate Commitments of such Lender with respect to its Revolving Loan Commitment, Term Loan Commitment and Equipment Loan Commitment.

          Total Revolving Credit Facility - $27,000,000.

          Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

          Warrant Purchase Agreement - means that certain Warrant Purchase Agreement dated as of the Closing Date by and among ATP and the "Participants" listed on the "Schedule of Participants" attached thereto, as in effect on the Closing Date.

          Other Terms. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

          Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof. Wherever the phrase "including" shall appear in the Agreement, such word shall be understood to mean "including, without limitation."

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Appendix has been duly executed in Dallas, Dallas County, Texas, as of the date first written above.

                                   BORROWER:

                                   ADVANCED TECHNICAL PRODUCTS, INC.

                                   By:   _______________________________________
                                            Garrett L. Dominy
                                            President

                                   ALCORE, INC.

                                   By:   _______________________________________
                                            Garrett L. Dominy
                                            President

                                   TECHNICAL PRODUCTS GROUP, INC.

                                   By:   _______________________________________
                                            Garrett L. Dominy
                                            President

                                   MARION PROPERTIES, INC.

                                   By:   _______________________________________
                                            Garrett L. Dominy
                                            President

                                   DELAND PROPERTIES, INC.

                                   By:   _______________________________________
                                            Garrett L. Dominy
                                            President

                                   LINCOLN PROPERTIES, INC.

                                   By:   _______________________________________
                                            Garrett L. Dominy
                                            President

                                   Accepted in Dallas, Dallas County, Texas:

                                   AGENT:

                                   FLEET CAPITAL CORPORATION

                                   By:   _______________________________________
                                            Hance G. VanBeber
                                            Senior Vice President

                                   LENDERS:

                                   FLEET CAPITAL CORPORATION

                                   By:   _______________________________________
                                            Hance G. VanBeber
                                            Senior Vice President

                                   SCHEDULE 1

                             LENDERS AND COMMITMENTS

  =================================== =================== ==================== ==================== ===================

                Lender                    Term Loan         Equipment Loan       Revolving Loan         Total Loan
                                          Commitment          Commitment           Commitment          Commitments

  =================================== =================== ==================== ==================== ===================
  Fleet Capital Corporation             $16,635,428.56       $2,588,216.69         $27,000,000        $46,223,645.25
  5950 Sherry Lane
  Suite 300
  Dallas, Texas 75225
  Attn: Loan Administration  Manager
  Fax: (214) 706-7066

  =================================== =================== ==================== ==================== ===================

  Total                                 $16,635,428.56       $2,588,216.69         $27,000,000        $46,223,645.25

  =================================== =================== ==================== ==================== ===================